Exhibit 10.144

AMENDED AND RESTATED

LOAN AGREEMENT

by and among

THE ENTITIES SIGNATORY TO THIS AGREEMENT,

collectively, as Borrower,

and

GRAMERCY WAREHOUSE FUNDING I LLC,

as Lender,

$90,286,551 Floating Rate Mortgage Loan

Dated: as of April 29, 2009

TABLE OF CONTENTS
                                                                                                                          Page

ARTICLE I DEFINITIONS	6

ARTICLE II LOAN TERMS; REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER	28

Section 2.01.The Loan	28
Section 2.02.Representations, Warranties and Covenants of Borrower	29
Section 2.03.Further Acts, etc	38
Section 2.04.Cross Default; Cross Collateralization	39
Section 2.05.Representations and Warranties as to the Projects	40
Section 2.06.Removal of Liens	45
Section 2.07.Cost of Defending and Upholding this Agreement and the Lien of the Mortgages	46
Section 2.08.Use of the Projects	46
Section 2.09.Financial Reports	47
Section 2.10.Litigation	50
Section 2.11.Updates of Representations	50
Section 2.12.Condominium Provisions	50

ARTICLE III INSURANCE AND CASUALTY RESTORATION	53

Section 3.01.Insurance Coverage	53
Section 3.02.Policy Terms	56
Section 3.03.Assignment of Policies	57
Section 3.04.Casualty Restoration	58
Section 3.05.Compliance with Insurance Requirements	63
Section 3.06.Event of Default During Restoration	63
Section 3.07.Application of Proceeds to Debt Reduction	64

ARTICLE IV IMPOSITIONS	64

Section 4.01.Payment of Impositions, Utilities and Taxes, etc	64
Section 4.02.Deduction from Value	65
Section 4.03.No Joint Assessment	65
Section 4.04.Right to Contest	65
Section 4.05.No Credits on Account of the Debt	66
Section 4.06.Documentary Stamps	66

ARTICLE V CENTRAL CASH MANAGEMENT	67

Section 5.01.Available Cash	67
Section 5.02.Establishment of Accounts	68
Section 5.03.Permitted Investments	68

i

Section 5.04.Servicing Fees	68
Section 5.05.Monthly Funding of Sub-Accounts and Escrow Accounts.	69
Section 5.06.Payment of Basic Carrying Costs	71
Section 5.07.Reletting Reserve Escrow Account	71
Section 5.08.Recurring Replacement Reserve Escrow Account	72
Section 5.09.[Reserved]	73
Section 5.10.[Reserved].	73
Section 5.11.Cash Collateral Escrow Account	73
Section 5.12.[Reserved].	74
Section 5.13.Loss Proceeds	74
Section 5.14.[Reserved]	76
Section 5.15.[Reserved]	76
Section 5.16.REIT Limitations on Investment of Sums in Escrow Accounts	76

ARTICLE VI CONDEMNATION	76

Section 6.01.Condemnation	76

ARTICLE VII LEASING AND MANAGEMENT	77

Section 7.01.Leases	77
Section 7.02.Management of Projects	80

ARTICLE VIII MAINTENANCE AND REPAIR	80

Section 8.01.Maintenance and Repair of the Projects; Alterations; Replacement of Equipment	80

ARTICLE IX TRANSFER OR ENCUMBRANCE OF THE PROJECTS	82

Section 9.01.Other Encumbrances	82
Section 9.02.No Transfer	83
Section 9.03.Due on Sale	83
Section 9.04.Transfer of Projects; Loan Assumption	83

ARTICLE X CERTIFICATES	85

Section 10.01.Estoppel Certificates	85

ARTICLE XI NOTICES	86

Section 11.01.Notices	86

ARTICLE XII INDEMNIFICATION	87

Section 12.01.Indemnification Covering Projects	87

ARTICLE XIII DEFAULTS	88

Section 13.01.Events of Default	88
Section 13.02.Remedies	90
Section 13.03.[Reserved]	91
Section 13.04.Possession of the Projects	92
Section 13.05.Interest After Default	92
Section 13.06.Borrower’s Actions After Default	92
Section 13.07.Control by Lender After Default	92
Section 13.08.Right to Cure Defaults.	92
Section 13.09.Late Payment Charge	93
Section 13.10.Recovery of Sums Required to Be Paid	93
Section 13.11.Marshalling and Other Matters	93
Section 13.12.Tax Reduction Proceedings	94
Section 13.13.General Provisions Regarding Remedies	94

ARTICLE XIV COMPLIANCE WITH REQUIREMENTS	94

Section 14.01.Compliance with Legal Requirements	94
Section 14.02.Compliance with Recorded Documents; No Future Grants	95

ARTICLE XV PREPAYMENT	95

Section 15.01.Prepayment	95
Section 15.02.Release of Project	96

ARTICLE XVI ENVIRONMENTAL COMPLIANCE	97

Section 16.01.Covenants, Representations and Warranties	97

ARTICLE XVII COOPERATION; SECONDARY MARKET TRANSACTION	101

Section 17.01.Cooperation	101
Section 17.02.Use of Information	102
Section 17.03.Borrower Obligations Regarding Disclosure Documents	102
Section 17.04.Borrower Indemnity Regarding Filings	103
Section 17.05.Indemnification Procedure	103
Section 17.06.Contribution	104
Section 17.07.Rating Surveillance	104
Section 17.08.Severance of Loan	104
Section 17.09.Overriding Provision	105

ARTICLE XVIII MISCELLANEOUS	105

Section 18.01.Right of Entry	105
Section 18.02.Cumulative Rights	105
Section 18.03.Liability	105
Section 18.04.Exhibits Incorporated	105
Section 18.05.Severable Provisions	106
Section 18.06.Duplicate Originals	106
Section 18.07.No Oral Change	106

Section 18.08.Waiver of Counterclaim, Etc	106
Section 18.09.Headings; Construction of Documents; Inconsistency; etc	106
Section 18.10.Sole Discretion of Lender	106
Section 18.11.Waiver of Notice	107
Section 18.12.Binding Effect	107
Section 18.13.Applicable Law	107
Section 18.14.Intentionally Deleted	108
Section 18.15.Actions and Proceedings	108
Section 18.16.Usury Laws	108
Section 18.17.Remedies of Borrower	108
Section 18.18.Offsets, Counterclaims and Defenses	108
Section 18.19.No Merger	109
Section 18.20.Restoration of Rights	109
Section 18.21.Waiver of Statute of Limitations	109
Section 18.22.Intentionally Deleted	109
Section 18.23.Application of Default Rate Not a Waiver	109
Section 18.24.Intentionally Deleted	109
Section 18.25.No Joint Venture or Partnership	109
Section 18.26.Time of the Essence	109
Section 18.27.Borrower’s Obligations Absolute	110
Section 18.28.Publicity	110
Section 18.29.Lender Authority	110
Section 18.30.[Reserved]	110
Section 18.31.[Reserved]	110
Section 18.32.Exculpation	111

EXHIBITS
EXHIBIT A	Description of Projects
EXHIBIT B	Summary of Reserves
EXHIBIT B-1	Square Footages of the Projects
EXHIBIT D	Initial Allocated Loan Amount
EXHIBIT E	Environmental Reports
EXHIBIT F	List of Permitted Fund Managers
EXHIBIT G	Schedule of Liabilities (Section 2.02(g)(xii))
EXHIBIT H	Schedule of Outstanding Work Obligations under Space Leases (Section 2.05(o)(iv))
EXHIBIT I	Schedule of Collective Bargaining Agreements (Section 2.02(u))
EXHIBIT J	Form of Cash Flow Statement (Section 2.09(c))
EXHIBIT K	Organizational Chart

AMENDED AND RESTATED

LOAN AGREEMENT

This AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made as of April 29, 2009, by and between THE ENTITIES SIGNATORY TO THIS AGREEMENT, each of which is a Delaware limited liability company and each of which has its chief executive office at c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention: Mitchell E. Hersh (collectively, hereinafter referred to as “Borrower”), jointly and severally, and GRAMERCY WAREHOUSE FUNDING I LLC, a Delaware limited liability company, having an address at 420 Lexington Avenue, New York, New York  10170, Attention:  Robert Foley (hereinafter referred to as “Lender”).

W I T N E S S E T H :

WHEREAS, on May 9, 2006 (the “Original Date”), Lender and Borrower entered into that certain Loan Agreement, dated the Original Date (the “Original Loan Agreement”) pursuant to which Lender made a loan (the “Loan”) in the principal amount of $90,286,551 (the “Loan Amount”) to Borrower evidenced by a Note made by Borrower to Lender also dated the Original Date for an original principal amount equal to the Loan Amount (the “Original Note”) and secured by, among other things, those certain Mortgages, Assignments of Leases and Rents, Security Agreements and Fixture Filings, by Borrower for the benefit of Lender (collectively, the “Mortgages”), each dated as of the Original Date (the Original Loan Agreement together with the Mortgages, the Original Note, the Guaranty (as defined in the Original Loan Agreement) and the other documents executed in connection therewith, being collectively referred to as the “Original Loan Documents”);

WHEREAS, the maturity of the Loan and the Note has previously been extended for a period of one (1) year from May 9, 2008 to May 9, 2009; and

WHEREAS, Borrower and Lender desire to amend the Original Loan Agreement to reflect, among other things, a further extension of the maturity of the Loan and the amendment of certain terms of the Loan intended to apply during the extension, all as more particularly set forth herein; and

WHEREAS, Borrower and Lender intend these Recitals to be a material part of this Agreement;

NOW THEREFORE, in consideration of the extension of the maturity of the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

ARTICLE I

DEFINITIONS

Certain Definitions.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

(i)           the capitalized terms defined in this Article I shall have the meanings assigned to them herein, and include the plural as well as the singular;

(ii)           any capitalized terms used but not defined in this Article I shall have the meanings assigned to them in the Note;

(iii)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iv)           the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision.

“401K Plan Assets” shall mean only those specific assets that are required to be transferred, and are actually so transferred, by Borrower, in its capacity as an employer, to a separate trust account maintained for the benefit of its employees that are participating in a so-called 401K plan, by reason of the deferral of compensation otherwise payable to such employees participating in such plan.

“75 Agreement” shall mean that certain agreement between Lender and the JV Member relating to the payment to Lender of certain distributions of cash flow from the 75 Property.

“75 Property” shall mean the property owned by 75 Livingston SPE LLC and located at 75 Livingston Avenue, Roseland, New Jersey.

“Acceptable Substitute Guarantor” shall have the meaning ascribed thereto in the definition of Permitted Entity Transfers.

“ACH” shall have the meaning set forth in Section 5.01 hereof.

“Actual Net Cash Flow” shall mean Net Operating Income from all of the Projects, computed on a trailing twelve (12)–month basis by Borrower subject to the review and approval of Lender in its reasonable discretion.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Allocated Loan Amount” shall mean the portion of the Loan Amount allocated, for purposes of a Release, to each Project, as set forth on Exhibit D hereto, as the same shall be increased from time to time by the pro rata share (determined in the manner set forth in the definition of Principal Amount) of the amounts added to the Principal Amount on account of CD Interest and Shortfall Interest.  For the avoidance of doubt, each Allocated Loan Amount shall be increased once only, in accordance with this definition, by reason of any addition thereto of the pro rata share of the amounts added to the Principal Amount on account of any particular items of CD Interest and Shortfall Interest, notwithstanding the context of any provision of this Agreement that makes reference to Allocated Loan Amounts that also provides for such increase.

“Annual Budget” shall mean an annual budget submitted by Borrower to Lender in accordance with the terms of Section 2.09 hereof.

“Appraisal” shall mean the appraisal(s) of the Projects and all supplemental reports or updates thereto previously delivered to Lender in connection with the Loan, and any new or updated appraisal(s) prepared after the Original Date pursuant to the terms hereof, all of which shall conform to the standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Approved Annual Budget” shall mean each Annual Budget approved by Lender in accordance with terms hereof.

“Approved Management Agreement” shall mean that certain Leasing and Management Agreement (a/k/a Property Management Agreement), dated as of May 9, 2006, between Borrower, among others, as Owners, and The Gale Company, L.L.C., as Manager.

“Approved Manager Standard” shall mean the standard of business operations, practices and procedures customarily employed by entities (together with their Affiliates) having a senior executive with at least seven (7) years’ experience in the management of commercial office buildings which manage not less than five (5) properties having an aggregate leasable square footage of not less than ten (10) million leasable square feet.

“Approved Payables” shall have the meaning set forth in Section 5.05(d) hereof.

“Architect” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Assignment” shall mean, collectively, the Assignments of Leases and Rents and Security Deposits dated as of the Original Date relating to the Projects given by Borrower to Lender.

“Available Cash” shall have the meaning set forth in the Note.

“Bank” shall mean the bank, trust company, savings and loan association or savings bank designated by Lender, in its sole and absolute discretion, in which the Central Account shall be located.

“Bankruptcy Code” shall mean 11 U.S.C. §101 et seq., as amended from time to time.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Projects:  (a) Impositions and (b) insurance premiums which, for the purposes of this Agreement, shall be equal to the product of (i) $0.25 and (ii) the annual amount of the gross rentable square footage of each Project, as set forth on Exhibit B-1.  Lender reserves the right to adjust the amount of the annual insurance premiums included in the Basic Carrying Costs if, in Lender’s reasonable judgment, after prior notice to and discussion with Borrower, the amount being escrowed would be insufficient to purchase the insurance coverage on the Projects that is required under this Agreement.

“Basic Carrying Costs Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.06 hereof.

“Basic Carrying Costs Monthly Installment” shall mean Lender’s estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs.  “Basic Carrying Costs Monthly Installment” shall also include, if required by Lender, a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due.  Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installments shall be determined by Lender in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost.  As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments.  If at any time during the term of the Loan Lender reasonably determines that there will be insufficient funds in the Basic Carrying Costs Escrow Account to make payments when they become due and payable, Lender shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments.

“Basic Carrying Costs Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 into which the Basic Carrying Costs Monthly Installment shall be deposited.

“Borrower” shall mean Borrower named herein and any successor to the obligations of Borrower.

“Budget” shall have the meaning set forth in Section 5.07 hereof.

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a Secondary Market Transaction, the cities, states and/or commonwealths used in the comparable definition of “Business Day” in the Secondary Market Transaction documents.

“By-Laws” shall have the meaning set forth in Section 2.12.

“Capital Expenditures” shall mean for any period, the amount expended for items capitalized under GAAP including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

“Cash Collateral Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which all remaining Available Cash shall be deposited pursuant to Section 5.05(a)(vi) hereof.

“Cash Collateral Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.11 hereof.

“Cash Expenses” shall mean for any period, the Operating Expenses for the Projects as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred or to be incurred by Borrower minus payments into the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account and the Recurring Replacement Reserve Sub-Account.

“CCEA Disbursements” shall have the meaning set forth in Section 5.11(b).

“Central Account” shall mean an Eligible Account, maintained at the Bank, in the name of Lender or its successors or assigns (as secured party) as may be designated by Lender.

“Clearing Account” shall mean, collectively, the Eligible Accounts, maintained at the Clearing Bank, in the name of Lender or its successors or assigns (as secured party) as may be designated by Lender.

“Clearing Account Agreement” shall mean collectively, those certain Clearing Account Agreements by and among Borrower, Lender and Clearing Bank dated as of the Original Date.

“Clearing Bank” shall mean Bank of America.

“Closing Date” shall mean the date of the Original Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

“Condemnation Proceeds” shall mean all of the proceeds in respect of any Taking or purchase in lieu thereof.

“Condominium” shall have the meaning set forth in Section 2.12.

“Condominium Act” shall have the meaning set forth in Section 2.12.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“Control” means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise.  The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by”.

“Creditor” shall have the meaning set forth in Section 2.04(b).

“Credit Tenant” shall mean a tenant under a Space Lease which has a long term unsecured senior debt rating of (a) BBB- or better as issued by Standard & Poor’s or (b) Baa3 or better as issued by Moody’s.

“Current Month” shall mean each Interest Accrual Period.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document, including, but not limited to Shortfall Interest, CD Interest and Participation Interest (as defined in the Note).

“Debtor” shall have the meaning set forth in Section 2.04(b).

“Debt Service” shall mean the amount of interest and principal payments due and payable in accordance with the Note during an applicable period.

“Debt Service Coverage Ratio” shall mean the quotient obtained by dividing (a) Available Cash on any Payment Date by (b) the Debt Service due on said date.

“Debt Service Payment Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Required Debt Service Payment shall be deposited.

“Declaration” shall have the meaning set forth in Section 2.12.

“Default” shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

“Default Rate” shall mean the lesser of (a) the highest rate allowable at law and (b) three percent (3%) above the interest rate set forth in the Note.

“Default Rate Interest” shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the principal amount of the Loan which is outstanding from time to time and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

“Development Laws” shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

“Disclosure Document” shall have the meaning set forth in Section 17.02 hereof.

“Eligible Account” shall mean a segregated account which is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. (“Fitch”), otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Secondary Market Transaction) in its highest rating category at all times (or, in the case of the Basic Carrying Costs Escrow Account, the long term unsecured debt obligations of which are rated at least “AA” (or its equivalent)) by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Secondary Market Transaction) or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Secondary Market Transaction) in its highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Secondary Market Transaction) to each Rating Agency, which may be an account maintained by Lender or its agents.  Eligible Accounts shall bear interest (other than the Basic Carrying Costs Sub-Account and Basic Carrying Costs Escrow Account) for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.  The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans (including mezzanine loans) or operating commercial properties.

“Engineer” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Environmental Indemnity Agreement” shall mean that certain Hazardous Substances Indemnity Agreement dated as of the Original Date by and among Borrower and Guarantor in favor of Lender.

“Environmental Report” shall mean the environmental audit report(s) for the Projects and any supplements or updates thereto, previously delivered to Lender in connection with the Loan, which documents are set forth on Exhibit E attached hereto.

“Environmental Statute” shall mean  any applicable local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean up, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR §116.1  et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended.

“Equipment” shall have the meaning set forth in each of the Mortgages.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Borrower or Guarantor is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower or Guarantor is a member.

“Escrow Account” shall mean each of the Basic Carrying Costs Escrow Account, the Recurring Replacement Reserve Escrow Account, the Reletting Reserve Escrow Account, the Accrued Lease Liability Escrow Account and the Cash Collateral Escrow Account, each of which shall be an Eligible Account or book entry sub-account of an Eligible Account.

“Event of Default” shall have the meaning set forth in Section 13.01 hereof.

“Exchange Act” shall have the meaning set forth in Section 17.02 hereof.

“Expense Schedule” shall have the meaning set forth in Section 5.05(d) hereof.

“Extraordinary Expense” shall mean an extraordinary operating expense or capital expense (i.e., an amount in excess of $50,000 for an individual project and an amount in excess of $150,000 in the aggregate) not set forth in the Approved Annual Budget or allotted for in the Recurring Replacement Reserve Sub-Account.

“First Interest Accrual Period” shall have the meaning set forth in the Note.

“Fiscal Operating Month” shall mean the period that commences on an Expense Schedule Submission Date and ends on the day immediately preceding the succeeding Expense Schedule Submission Date.

“Fiscal Year” shall mean the twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan, or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed.

“Fixtures” shall have the meaning set forth in the Mortgages.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, consistently applied.

“Governmental Authority” shall mean, with respect to any Person, any U.S. federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi administrative functions of or pertaining to government, and any arbitration board or tribunal, in each case having jurisdiction over such applicable Person or such Person’s property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Guarantor” shall mean (i) Mack-Cali Realty L.P., (ii) only with respect to the period of time from the Original Date until but not including the date of this Agreement, SL Green Operating Partnership, L.P., and (iii) any other Person hereafter guaranteeing, in whole or in part, the obligations of Borrower under the Loan Documents.

“Guaranty” shall mean the guaranties executed by Guarantor with respect to the Loan, including that certain Guaranty made by Guarantor and the Environmental Indemnity Agreement, as the same have been reaffirmed and modified by that certain Reaffirmation of Guarantees, dated as of the date hereof, made by Mack-Cali Realty, L.P., in favor of Lender, and, if applicable, the guaranties executed and delivered by any successor guarantor, which guaranties shall be in the form of the Guaranty executed and delivered on the Original Date, as heretofore modified, mutatis mutandis.

“Hazardous Material” shall mean  all hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, lead based paint, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Statutes.

“Impositions” shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of the Loan), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Projects and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Borrower (including, without limitation, all franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdictions in which the Projects or any other collateral delivered or pledged to Lender in connection with the Loan are located) or Lender, (b) the Projects or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Projects, or any part thereof, or the leasing or use of the Projects, or any part thereof, or the acquisition or financing of the acquisition of the Projects, or any part thereof, by Borrower.

“Improvements” shall have the meaning set forth in the Mortgages.

“Indemnified Parties” shall have the meaning set forth in Section 12.01 hereof.

“Independent” shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Borrower, or in any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower, (c) is not connected with Borrower or any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions and (d) is not a member of the immediate family of a Person defined in (b) or (c) above.  Whenever it is herein provided that any Independent Person’s opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

“Initial Engineering Deposit” shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

“Initial Reletting Reserve Deposit” shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

“Insolvency Opinion” shall have the meaning set forth in Section 2.02(g)(xix) hereof.

“Institutional Lender” shall mean any of the following Persons:  (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees’ pension or retirement system, or any other government agency supervising the investment of public funds, or (j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets in excess of $1,000,000,000 and a net worth in excess of $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Projects and have a long term credit rating which is not less than “BBB-” (or its equivalent) from the Rating Agency.

“Insurance Proceeds” shall mean all of the proceeds received under the insurance policies required to be maintained by Borrower pursuant to Article III hereof.

“Insurance Requirements” shall mean all terms of any insurance policy required by this Agreement, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting each Project or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any Project, or such other Person exercising similar functions.

“Interest Accrual Period” shall have the meaning set forth in the Note.

“Interest Rate” shall have the meaning set forth in the Note.

“Intra-Obligor Loan” and “Intra-Obligor Loans” shall have the meanings set forth in Section 2.04(b).

“Intra-Obligor Loan Amount” shall have the meaning set forth in Section 2.04(b).

“Issuer” shall have the meaning set forth in Section 17.03 hereof.

“Issuer Group” shall have the meaning set forth in Section 17.03 hereof.

“JV Member” shall mean Mack-Green-Gale LLC, a Delaware limited liability company.  Lender acknowledges that the name of JV Member may be changed, provided that written notice of such change is given to Lender within ten (10) Business Days after such change is effected.

“Late Charge” shall have the meaning set forth in Section 13.09 hereof.

“Lease Termination Payments” shall mean all funds received by Borrower from tenants in connection with the cancellation of any Leases, including, but not limited to, any cancellation fees, penalties, tenant improvements, leasing commissions or other charges.

“Leases” shall have the meaning set forth in the Mortgages.

“Legal Requirement” shall mean as to any Person, the certificate of incorporation, by laws, certificate of limited partnership, agreement of limited partnership or other organization or governing documents of such Person, and any law, statute, order, ordinance, judgment, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” shall mean the Lender named herein and its successors or assigns.

“Liabilities” shall have the meaning set forth in Section 12.01 hereof.

“LIBOR Margin” shall have the meaning set forth in the Note.

“LIBOR Rate” shall have the meaning set forth in the Note.

“Loan” shall have the meaning set forth in the Recitals hereto.

“Loan Amount” shall have the meaning set forth in the Recitals hereto.

“Loan Documents” shall mean this Agreement, the Note, the Mortgages, the Clearing Account Agreement, the Guaranty, the Environmental Indemnity Agreement, the Assignment and any and all other agreements, instruments, certificates or documents executed and delivered by Borrower or any Affiliate of Borrower in connection with the Loan.

“Loan Year” shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

“Lockout Date” shall mean November 9, 2006.

“Loss Proceeds” shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

“Major Space Lease” shall mean any Space Lease of a tenant and/or Affiliate of such tenant where such tenant and/or such Affiliate (a) leases, in the aggregate, the greater of (y) 15,000 gross rentable square feet of space in a Project, and (z) ten (10%) of the gross rentable square feet of space in a Project, or (b) is an Affiliate of Borrower or Guarantor.

“Management Agreement” shall have the meaning set forth in Section 7.02 hereof.

“Manager” shall mean the Person(s), other than Borrower, which manages one or more Projects on behalf of Borrower.  Since the Original Date, the Projects have been managed by The Gale Company LLC, an Affiliate of MCRLP.

“Manager Certification” shall have the meaning set forth in Section 2.09(d) hereof.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the Projects, unless the context otherwise requires, considered in the aggregate, (b) the business, prospects, profits, management, operations or condition (financial or otherwise) of Borrower, unless the context otherwise requires, considered in the aggregate, (c) the enforceability, validity and, if applicable, perfection or priority of the lien of any Loan Document or (d) the ability of Borrower to perform any material obligations under any Loan Document.

“Maturity”, when used with respect to the Note, shall mean the Maturity Date set forth in the Note or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

“Maturity Date” shall mean the Maturity Date set forth in the Note.

“MCC” shall mean Mack-Cali Realty Corporation, a Maryland corporation.

“MCRLP” shall mean Mack-Cali, L.P., a Delaware limited partnership.

“Mortgage” shall mean one of, and “Mortgages” shall mean, collectively, the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filings dated as of the Original Date from each Borrower encumbering the Project that such Borrower owns.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Capital Expenditures” shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any fund established pursuant to the Loan Documents.

“Net Operating Income” shall mean in each Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses.

“Net Sales Proceeds” shall mean , with respect to any Project sold (or to be sold), (a) the purchase price for such Project actually received by the Borrower or the Estimated Sale Price (as defined in the Note), as the case may be, less (b) the sum of all reasonable and customary costs and expenses incurred (or estimated to be incurred) by Borrower, including, without limitation, attorneys’ fees and disbursements and brokerage fees, if applicable as such costs and expenses are evidenced, in the case of an actual sale, by a settlement statement signed by the applicable Borrower and the purchaser of such Project and/or by separate paid invoices, and which costs and expenses shall not exceed, in the aggregate, 6% of the Estimated Sale Price or the actual purchase price for such Project, as the case may be.

“Note” shall mean the Original Note identified in the recitals hereto, as the same has been amended and restated concurrently herewith.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed on behalf of Borrower by an authorized representative of Borrower which states that the items set forth in such certificate are true, accurate and complete in all material respects.

“Operating Expenses” shall mean, in each Fiscal Year or portion thereof during the term hereof or other period of determination, all expenses directly attributable to the operation, repair and/or maintenance of the Projects constituting security for the Debt including, without limitation, (a) electric, gas, oil, water, sewer or other utility services, (b) asset and property management fees and construction management fees which are due and to be paid to an Affiliate of Borrower, at the rates in effect pursuant to the Approved Management Agreement, (c) leasing fees paid to an Affiliate of Borrower, at the rates in effect pursuant to the Approved Management Agreement, (d) costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements and actually paid for by Borrower and (e) the reasonable fees charged by the Bank in accordance with the Deposit Account Agreement, it being agreed by Borrower that the fees currently imposed by the Bank thereunder are reasonable.  Operating Expenses shall not include Impositions, insurance premiums, interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, any capital improvement costs, any non-cash charge or expense such as depreciation or amortization or any item of expense otherwise includable in Operating Expenses which is paid directly by any tenant except real estate taxes paid directly to any taxing authority by any tenant.  In the event that the Manager is required, due to an emergency or other circumstances, to advance funds on behalf of Borrower for the payment of costs and expenses which, if paid by Borrower, would constitute Operating Expenses, then the reimbursement by Borrower of the Manager for such costs and expenses paid by the Manager on behalf of Borrower shall constitute Operating Expenses.

“Operating Income” shall mean, in each Fiscal Year or portion thereof during the term hereof or other period of determination, all revenue derived by Borrower arising from the Projects, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to Leases or otherwise in connection with the Projects, and business interruption, rent or other similar insurance proceeds.  Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of a Project allocable to the applicable period), or interest accrued on such Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of a Project or any part thereof or interest therein, (d) capital contributions or loans to Borrower or an Affiliate of Borrower, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Borrower except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rent paid by or on behalf of any lessee under a Space Lease in whole or partial consideration for the termination of any Space Lease, with the exception of the Amortized Termination Payment Amount (as defined below), which shall be included in Operating Income or (h) sales tax rebates from any Governmental Authority.  For the purposes of this Agreement, the “Amortized Termination Payment Amount” shall mean that portion of such termination payment which is equal to the product of (i) the allocable monthly amount of such termination payment, which itself is equal to the quotient obtained by dividing (A) the total amount of such termination payment by (B) the number of months remaining in what was the unexpired term of the Space Lease in question  (i.e., prior to termination) and (ii) the number of months of such unexpired term that occur during the applicable Fiscal Year or portion thereof with respect to which such calculation is being made.

“Partners” shall have the meaning set forth in Section 18.32.

“Payment Date” shall have the meaning set forth in the Note.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Permitted Encumbrances” shall have the meaning set forth in Section 2.05(a) hereof.

“Permitted Entity Transfers” shall mean:

(i)           (A) the sale of securities evidencing ownership of MCC listed and traded on any public exchange and/or (B) Transfers (in one or more transactions) of limited partnership interests in Gale SLG NJ Operating Partnership, L.P. comprising not more than 4% in the aggregate of the total indirect ownership interest in Borrower and/or (C) Transfers of limited partnership interests in MCRLP provided, that (1) such Transfers described in clauses (B) and (C) of this subsection (i), shall not result in either (I) a change in Control of Borrower (it being agreed that, for the purposes of this definition of Permitted Entity Transfers, a “change of Control of Borrower” will not be deemed to have occurred provided that, after any such Transfer, MCC retains Control of Borrower), or (II) the transferee, together with its Affiliates, increasing its direct or indirect interest in Borrower, to an amount which equals or exceeds 49% of the direct or indirect ownership interests in Borrower;

(ii)           any transaction in the nature of a reorganization, restructuring, sale, merger or combination involving MCC, provided, that, with respect to any such reorganization, restructuring, sale, merger or combination, (1) after giving effect thereto, (A) Borrower is Controlled, directly or indirectly, by MCC (or any Affiliate of MCC which is Controlled by MCC) and (B), MCC shall not have Transferred more than 49%, in the aggregate, of its direct or indirect interests in Borrower, unless, if the requirements of clause (A) and/or (B) are not satisfied, (x) the surviving entity of such transaction, which is the transferee of the direct or indirect interests in Borrower, shall be a Qualified Transferee, (y) to the extent that the same will result in a change in Control of Borrower or results in the transferee, together with its Affiliates, increasing its direct or indirect interest in Borrower to an amount which equals or exceeds 49% of the ownership interests in Borrower, Borrower shall have delivered to Lender, at least ten (10) Business Days prior to the effective date of the transactions resulting in such change in Control or increase in ownership interests, a new Insolvency Opinion reflecting the same, in form, content and substance, and issued by legal counsel, reasonably acceptable to Lender and the Rating Agency, if required by the Rating Agency; and (z) the entity which is proposed to succeed MCRLP as Guarantor under the Guaranty has, at the time such new Guaranty is executed and delivered, and maintains while the applicable Guaranty is effective, a net worth of not less than $250,000,000.00 (of which $50,000,000.00 consists of liquid assets) (such entity described in this clause (z), an “Acceptable Substitute Guarantor”);

(iii)           A one-time Transfer by SLG to MCC (and/or to its Affiliates owning direct or indirect interests in Borrower) of one hundred percent (100%) percent of all SLG’s direct or indirect interests in Borrower, (for purposes of which no new Insolvency Opinion shall be required); and

(iv)           Transfers by MCC to its Affiliates, provided that, at all times after such Transfer, such Affiliate remains Controlled by such transferor and such transferor owns, directly or indirectly, at least 25% of such Affiliate that is the transferee of such interests.

In addition, in connection with any transaction that would otherwise constitute a Permitted Entity Transfer, it shall be a condition precedent to the consummation thereof that (a) at the time of consummation thereof, there shall exist no Default or Event of Default (provided that the conditions set forth in this clause (a) and clause (c) below shall not apply with respect to a Permitted Entity Transfer described in subsection (i) above, but not otherwise described in subsection (ii) above), i.e., sales of publicly traded securities may be consummated without prior notice and notwithstanding the existence of a Default or Event of Default, unless such sales are being consummated in connection with a reorganization, restructuring, sale, merger or combination described in subsection (ii) above, (b) to the extent that any such Transfer causes the transferee, together with its Affiliates, to acquire Control of Borrower or to increase its direct or indirect interest in Borrower, to an amount which equals or exceeds 49% of the ownership interests in Borrower, Borrower shall have delivered to Lender, at least ten (10) Business Days prior to the effective date of any such Transfer, a new Insolvency Opinion reflecting such Transfer, in form, content and substance, and issued by legal counsel, reasonably acceptable to Lender and the Rating Agencies; (c) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer and (d) Borrower and Sole Member shall continue to comply with requirements of Sections 2.02(g), 2.02(t) and 2.02(w) hereof.

“Permitted Fund Manager” means any Person that on the date of determination is one of the entities listed on Exhibit F or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, provided such entity is (i) investing through a fund with committed capital of at least $250,000,000 and (ii) not subject to a Proceeding.

“Permitted Investments” shall mean any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Lender that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities (the “Certificates”): (a) any Money Market Account (but not any Money Market Account structured as a regulated investment company as defined under Section 851 of the Code) so long as the Fund is rated “AAA M” or “AAA M-G” by each Rating Agency (or, if not rated by any Rating Agency other than S&P, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities); and (b) provided the requirements of Section 5.16 hereof are and remain satisfied, such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Lender, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities; provided, however, that (i) the investments  must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by Standard & Poor’s, the investments must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity; and provided, further, that, with respect to each investment described above, in the judgment of Lender, such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (y) such instrument or security evidences a right to receive only interest payments or (z) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.  Without limiting the foregoing, a Permitted Investment shall not include any obligation or investment that does not constitute cash, a cash item or Government securities within the meaning of Section 856(c)(4)(A) of the Code.

“Permitted Transfers” shall mean:  (i) Space Leases entered into in accordance with Section 7.01 hereof; (ii) a Permitted Encumbrance; (iii) provided that no Default or Event of Default shall then exist, a Transfer of up to 49%, in the aggregate, of the direct or indirect interests in Borrower or Sole Member to any Person provided that (A) such Transfer shall not (x) cause the transferee, together with its Affiliates, to acquire Control of Borrower or Sole Member or to increase its direct or indirect interest in Borrower or Sole Member to an amount which equals or exceeds 49% of the ownership interest in the Borrower or Sole Member or (y) result in Borrower or Sole Member no longer being Controlled by  either (1) MCC or (2) MCC sharing Control with a Qualified Transferee, (B) after giving effect to such Transfer, MCC (together with unrelated limited partners in Gale SLG NJ Operating Partnership, L.P. (“NJOP”) owning, for this purpose, not more than 4% of such equity interests), shall continue to own more than 50% of all equity interests (direct or indirect) in Borrower and Sole Member and there shall not be a change in Control of the Borrower or Sole Member, (C) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer and (D) Borrower and Sole Member shall continue to comply with requirements of Sections 2.02(g), 2.02(t) and 2.02(w) hereof; (iv) a Permitted Entity Transfer or (v) a Release pursuant to Section 15.02.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” shall mean an employee benefit or other plan established or maintained by Borrower, Guarantor or any ERISA Affiliate during the five-year period ended prior to the date of this Agreement or to which Borrower, Guarantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

“Principal Amount” shall mean in the aggregate the Loan Amount plus amounts added thereto pursuant to Section 2.1(e) of the Note on account of CD Interest and/or Shortfall Interest (as each such term is defined in the Note), if any, and shall mean, with respect to each Project, the Allocated Loan Amount for the Project (specified on Exhibit D hereto ) plus a pro-rata share (based upon the Allocated Loan Amount for such Project relative to the sum of the Allocated Loan Amounts for all Projects) of the amounts added to the Loan Amount on account of CD Interest and Shortfall Interest.  For the avoidance of doubt, the Principal Amount shall be increased once only, pursuant to this Loan Agreement, on account of each particular item of CD Interest or Shortfall Interest that has been capitalized, notwithstanding that the context of any provision of this Agreement that makes reference to the Principal Amount also provides for such increase.

“Principal Payments” shall mean all payments of principal, if any, made pursuant to the terms of the Note.

“Proceeding” shall mean any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Prohibited Person” means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Project” shall mean one of, and “Projects” shall mean the collective group of, the parcels of real property and Improvements thereon owned by a Borrower and encumbered by a Mortgage, together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan applicable to such parcels of real property and Improvements, respectively, as more particularly described in the granting clauses of the Mortgages and referred to therein as the Mortgaged Property.  Each Project, as identified by its street address, and the applicable Borrower that is the owner of each Project is set forth on Exhibit A attached hereto. Any reference to “the Projects” shall be deemed to be a reference to the Projects, as a collective whole, and to the all of the Projects on an individual basis.

“Property Agreements” shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments affecting a Project, which, either individually or in the aggregate with all other agreements affecting a particular Project, are material in nature, but not including any brokerage agreements, management agreements, service contracts, Space Leases or the Loan Documents.

“Provided Information” shall have the meaning set forth in Section 17.01 hereof.

“Qualified Transferee” means one or more of the following:

(A)           a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

(B)           an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C)           an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) that satisfies the Eligibility Requirements;

(D)           any entity Controlling, Controlled by, under common Control with, any of the entities described in clause (A), (B), (C) or (F) of this definition;

(E)           [RESERVED];

(F)           an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (A), (B), (C) or (D) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (A), (B), (C) or (D) of this definition; provided, however, that so long as the organizational documents of the applicable investment fund, limited liability company, limited partnership or general partnership vest all managerial control in a Permitted Fund Manager, then the other Persons owning equity interests in such investment vehicle shall not be required to satisfy the conditions set forth in clause (ii) of the definition of “Eligibility Requirements” relating to the nature of their business experience but shall nonetheless be required to satisfy the conditions set forth in clause (i) of the definition of “Eligibility Requirements”;

(G)           any Person which is a Qualified Transferee (pursuant to the foregoing clauses) but is acting in any agency capacity in connection with a lending syndicate, so long as at least fifty-one percent (51%) or more of the lenders in the lending syndicate (by then current loan balance) are Qualified Transferees (pursuant to the foregoing clauses); or

(H)           any other Person for which the Rating Agencies have issued a Rating Comfort Letter.

Solely for purposes of this definition of Qualified Transferee, “Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “Controlling” and “under common Control with” shall have the respective correlative meaning thereto.  For purposes of this definition, if more than one Qualified Transferee owns (directly or indirectly), more than fifty percent (50%) of the beneficial ownership interests of an entity and one or more of the Qualified Transferees possess the power to direct or cause the direction of the management or policies of the entity, whether through the ability to exercise voting power, by contract or otherwise, even though each such Qualified Transferee individually owns less than fifty percent (50%) of such beneficial interests, such entity shall be deemed to be “Controlled” by a Qualified Transferee.

“Rating Agency” shall mean Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Company, Inc. (“Standard & Poor’s”), Fitch and Moody’s Investors Service, Inc. (“Moody’s”), collectively, and any successor to any of them; provided, however, that at any time after a Secondary Market Transaction, “Rating Agency” or “Rating Agencies” shall mean those of the foregoing rating agencies that from time to time rate the securities issued in connection with such Secondary Market Transaction.

“Rating Comfort Letter” shall mean a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

“Recurring Replacement Expenditures” shall mean expenditures related to capital repairs, replacements and improvements performed at the Projects from time to time.

“Recurring Replacement Monthly Installment” shall mean the amount per month set forth on Exhibit B attached hereto and made a part hereof, it being agreed that no Recurring Replacement Monthly Installment shall be payable with respect to a Project after the same has been Released.

“Recurring Replacement Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Replacement Expenditures.

“Recurring Replacement Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Recurring Replacement Monthly Installment shall be deposited.

“Registration Statement” shall have the meaning set forth in Section 17.03 hereof.

“Release” and “Released” shall have the meanings set forth in Section 15.02.

“Release Amount” shall mean, with respect to each Project that is Released from the lien of the Mortgage pursuant to Section 15.02 hereof, the Allocated Loan Amount for the Project (specified on Exhibit D hereto) plus a pro-rata share (determined in the manner set forth in the definition of Principal Amount) of the amounts added to the Loan Amount through and including the date of the Release on account of CD Interest and/or Shortfall Interest (as defined in the Note), if any, plus the Participation Interest payable with respect to the Project pursuant to Section 2.8 of the Note.

“Reletting Expenditures” shall mean all reasonable and actual out-of-pocket expenditures payable to bona-fide third parties or to the Manager incurred by Borrower relating to reletting of space at the Projects and in connection with any brokerage commissions due and payable (including override commissions), or any improvements and replacements required to be made by Borrower (or reasonable and actual out-of-pocket expenditures paid to tenants in connection with any improvements and replacements made by tenants at the Projects) under the terms of any Lease to prepare the relevant space for occupancy by the tenant thereunder (including performing base building standard work for such space).

“Reletting Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.07 hereof relating to the payment of Reletting Expenditures and which shall be initially funded with the Initial Reletting Reserve Deposit.

“Reletting Reserve Monthly Installment” shall mean the amount set forth on Exhibit B attached hereto and made a part hereof, it being agreed that no Recurring Replacement Monthly Installment shall be payable with respect to a Project after the same has been Released.

“Reletting Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Reletting Reserve Monthly Installment shall be deposited.

“REMIC” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a proceeding under the Bankruptcy Code) or in lieu of rent or rent equivalents, Lease Termination Payments, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of its agents or employees from any and all sources arising from or attributable to the Projects and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Projects and Insurance Proceeds, if any, from business interruption or other loss of income insurance.

“Rent Roll” shall have the meaning set forth in Section 2.05(o) hereof.

“Required Debt Service Payment” shall mean, as of any Payment Date, interest on the Principal Amount at the Current Pay Rate specified in the Note.

 “Required Special Servicer Rating” means (i) a rating of “CSS1” in the case of Fitch, Inc., (ii) on the Standard & Poor’s list of approved special servicers in the case of Standard & Poor’s and (iii) in the case of Moody’s, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.

“Retention Amount” shall have the meaning set forth in Section 3.04(b)(vii) hereof.

“Scheduled Release Date” shall have the meaning set forth in Section 15.04 hereof.

“Secondary Market Transaction” shall have the meaning set forth in Section 17.01 hereof.

“Securities” shall have the meaning set forth in Section 17.01 hereof.

“Securities Act” shall have the meaning set forth in Section 17.02 hereof.

“Security Deposit Account” shall have the meaning set forth in Section 5.01 hereof.

“Single Purpose Entity” shall mean a corporation, partnership, joint venture, limited liability company, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in a Project, does not engage in any business unrelated to such Project, does not have any assets other than those related to its interest in such Project or any indebtedness other than as permitted by this Agreement or the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a special-purpose bankruptcy-remote entity.

“SLG” shall mean SL Green Realty Corp., a Maryland corporation.

“Sole Member” shall mean Gale SLG NJ Mezz LLC, a Delaware limited liability company.

“Solvent” shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.  With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“Space Leases” shall mean any Lease or sublease thereunder (including, without limitation, any Major Space Lease) or any other agreement providing for the use and occupancy of a portion of a Project, as the same may be amended, renewed or supplemented.

“Special Transfer” shall have the meaning set forth in Section 9.04 hereof.

“Standard Lease Form” shall mean, as the context shall require, either of the two (2) standard forms of Lease submitted to Lender, in connection with the closing of the Loan, and identified by Borrower as Borrower’s standard forms of Lease.

“State” shall mean any of the states which are members of the United States of America.

“Stated Maturity”, when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of all or any portion of principal and/or interest is due and payable.

“Sub-Accounts” shall have the meaning set forth in Section 5.02 hereof.

“Substantial Casualty” shall have the meaning set forth in Section 3.04 hereof.

“Taking” shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

“TRIA” shall mean the Terrorism Risk Insurance Act of 2002, as the same may be amended or otherwise modified.

“Total GLA” shall mean the total gross leasable area of the Projects, including all Space Leases.

“Transfer” shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of any Project or (b) in any Person having a legal or beneficial ownership in Borrower, and shall also include, without limitation to the foregoing, the following:  an installment sales agreement wherein Borrower agrees to sell a Project or any part thereof or any interest therein for a price to be paid in installments; an agreement by Borrower leasing all or substantially all of a Project to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rent; any instrument subjecting a Project to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of Borrower or the merger or consolidation of Borrower with any other Person.

“UCC” shall mean the Uniform Commercial Code as in effect in the State in which the Project is located.

“Underwriters” shall have the meaning set forth in Section 17.03 hereof.

“Underwriter Group” shall have the meaning set forth in Section 17.03 hereof.

“Unscheduled Payments” shall mean (a) all Loss Proceeds that Borrower has elected or is required to apply to the repayment of the Debt pursuant to this Agreement, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment other than scheduled Principal Payments and (c) any Net Proceeds.

“Use Requirements” shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of a Project or any part thereof.

“Welfare Plan” shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Borrower, Guarantor or any ERISA Affiliate or that covers any current or former employee of Borrower, Guarantor or any ERISA Affiliate.

“Work” shall have the meaning set forth in Section 3.04(a)(i) hereof.

ARTICLE II

LOAN TERMS; REPRESENTATIONS, WARRANTIES

AND COVENANTS OF BORROWER

Section 2.01. The Loan.
(a) Lender made the Loan to Borrower on the Original Date, and Borrower acknowledges receipt of the Loan and that the proceeds of the Loan were used to (i) refinance the debt encumbering the Projects prior to the Original Date, (ii) fund certain of the Escrow Accounts, and (iii) pay transaction costs.  No excess proceeds may be distributed to the direct or indirect members of Borrower.  No amount repaid in respect of the Loan may be reborrowed.

(b) As a result of the amendment and restatement of the Original Note and the Original Loan Agreement referred to in the recitals to this Agreement, Borrower is currently obligated to repay the Debt at the time and in the manner now provided in the Note, this Agreement and the other Loan Documents, all in lawful money of the United States of America in immediately available funds.

Section 2.02. Representations, Warranties and Covenants of Borrower.
Borrower hereby represents, warrants and covenants to Lender (each of which representations shall, as the context requires, refer to each entity comprising Borrower and to each Project and shall be deemed made by each such Borrower with respect to each such Project:

(a) Organization and Authority.  (1) Borrower (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate the Project and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Project is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary.  Sole Member is a limited liability company, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

(2)           The organizational structure chart attached hereto as Exhibit K is complete and accurate as of the date hereof and sets forth all Persons who have a direct or indirect ownership interest in Borrower.

(b) Power.  Borrower and Sole Member have full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Lender a first, prior, perfected and continuing lien on and security interest in the Project, subject only to the Permitted Encumbrances.

(c) Authorization of Borrowing.  The execution, delivery and performance of the Loan Documents to which Borrower is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Projects pursuant to the Loan Documents to which Borrower is a party and the consummation of the Loan are within the powers of Borrower and have been duly authorized by Borrower by all requisite action (and Borrower hereby represents that no approval or action of any member, limited partner or shareholder, as applicable, of Borrower is required to authorize any of the Loan Documents to which Borrower is a party, other than those which have been obtained) and will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or by-laws, or operating agreement, or articles of organization, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower or the Projects, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which Borrower or Sole Member is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

(d) Consent.  Neither Borrower nor Sole Member is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the other Loan Documents which has not been so obtained or filed.

(e) Interest Rate.  The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

(f) Other Agreements.  Borrower is not a party to nor is otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.  Neither Borrower nor Sole Member is in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Borrower or the Projects, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(g) Maintenance of Existence.    Borrower is familiar with all of the criteria of the Rating Agency required to qualify as a special-purpose bankruptcy-remote entity and Borrower, at all times since its formation has been a duly formed and existing entity and shall preserve and keep in full force and effect its existence as a Single Purpose Entity.

(i) Borrower at all times since its organization has complied, and will continue to comply in all material respects (it being agreed that all of the SPE Provisions, as defined below, are material in nature), with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

(ii) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence and Borrower will not amend, modify or otherwise change in any material respect (it being agreed that any amendment, modification or change which affects any provision relating to the nature of the entity as a special-purpose, bankruptcy-remote entity (an “SPE Provision”) is per se material in nature) the certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization and operating agreement, as applicable, or other organizational documents of Borrower without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, unless it relates to any SPE Provision.

(iii) Borrower has at all times accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person and Borrower will file its own tax returns or, if Borrower is part of a consolidated group for purposes of filing tax returns, Borrower will be shown as separate members of such group.  Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of any other Person and will maintain its assets in such a manner such that it will not be costly or difficult to segregate, ascertain or identify its assets from those of any other Person.  Borrower will not permit any Affiliate independent access to its bank accounts.  Borrower has at all times since its formation accurately maintained and utilized, and will continue to accurately maintain and utilize, its own separate bank accounts, payroll and separate books of account, stationery, invoices and checks.

(iv) Borrower has at all times paid, and will continue to pay, its liabilities only from its own assets and shall allocate and charge fairly and reasonably any overhead which Borrower shares with any other Person, including, without limitation, for office space and services performed by any employee of another Person.

(v) Borrower has at all times identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity and shall correct any known misunderstanding regarding its status as a separate and distinct entity.  Borrower has not at any time identified itself, and will not identify itself, as being a division of any other Person.

(vi) Borrower intends to remain adequately capitalized in order to meet its obligations under Article V of this Agreement.

(vii) Borrower (A) has not owned, does not own and will not own any assets or property other than the Projects and any incidental personal property necessary for the ownership, management or operation of the Projects, (B) has not engaged and will not engage in any business other than the ownership, management and operation of the Projects, (C) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (W) obligations owed to tenants under Space Leases, (X) the Loan, and (Y) unsecured trade debt which (1) is not evidenced by a note, (2) is incurred in the ordinary course of the operation of the Projects, (3) does not exceed either four (4%) percent of the Allocated Loan Amount, with respect to any particular Project, or $4,000,000.00, in the aggregate, with respect to all Projects (it being agreed that “unsecured trade debt” shall not include obligations for the payment of tenant improvement costs and leasing commissions in connection with Space Leases) and (4) which is, unless being contested in accordance with the terms of this Agreement, paid prior to the earlier to occur of the sixtieth (60th) day after the date incurred and the date when due, (D) has not and will not pledge its assets for the benefit of any other Person, and (E) has not made and will not make any loans other than Intra-Obligor Loans or advances to any Person (including any Affiliate).

(viii) Borrower will not (i) change its name, or (ii) change its principal place of business unless, as to this clause (ii), it has given Lender not less than thirty (30) days prior written notice of its intention to change its principal place of business and of the address of such new principal place of business.

(ix) Borrower does not have, and will at no time have, any subsidiaries.

(x) Borrower will preserve and maintain its existence as a Delaware limited liability company and all material rights, privileges, tradenames and franchises.

(xi) Borrower will not merge or consolidate with, or sell all or substantially all of its assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution).  Borrower will not  acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

(xii) Borrower has not at any time since its formation assumed, guaranteed or held itself out to be responsible for, and will not assume, guarantee or hold itself out to be responsible for the liabilities or the decisions or actions respecting the daily business affairs of its partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons.  Borrower has not at any time since its formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates.  Borrower has not at any time since its formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons other than Intra-Obligor Loans.  Except as set forth on Exhibit G attached hereto, Borrower has no known contingent liabilities nor does it have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than under the Loan Documents.

(xiii) Borrower has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its Affiliates, members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of Borrower on terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(xiv) Sole Member will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 2.02(g) as if such representation, warranty or covenant was made directly by Sole Member.

(xv) Borrower shall at all times cause there to be at least two duly appointed non-member managers of Borrower (each, an “Independent Manager”),  For purposes hereof, “Independent Manager” shall mean a natural person who, for the five-year period prior to his or her appointment as Independent Manager has not been, is not now, and during the continuation of his or her service as Independent Manager is not:  (i) an employee, director, stockholder, partner, trustee, attorney, counsel or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager); (ii) a creditor, customer or supplier of or other person who derives any of its revenues from its activities with the Borrower or any of its Affiliates; (iii) any member of the Immediate Family of a person described in (i) or (ii); or (iv) a Person Controlling or under common Control with any Person excluded from serving as Independent Manager under (i) or (ii).  A natural person who satisfies the foregoing definition other than subparagraph (ii) shall not be disqualified from serving as an Independent Manager of the Borrower if such individual is an Independent Manager provided by a nationally-recognized company that provides professional Independent Managers (a “Professional Independent Manager”) and other corporate services in the ordinary course of its business.  A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being an Independent Manager of a “special purpose entity” affiliated with the Borrower shall not be disqualified from serving as an Independent Manager of the Borrower if such individual is either (i) a Professional Independent Manager or (ii) the fees that such individual earns from serving as Independent Manager of Affiliates of the Borrower constitute in the aggregate less than five percent (5%) of such individual’s annual income.  Notwithstanding the immediately preceding sentence, an Independent Manager may not simultaneously serve as Independent Manager of the Borrower and an Independent Manager of a special purpose entity that owns a direct or indirect equity interest in the Borrower or a direct or indirect interest in any co-borrower with the Borrower.  For purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the such entity’s separateness that are substantially similar to the requirements of a Single Purpose Entity.

(xvi) Borrower shall not cause or permit the board of managers or other governing board or body of Borrower to take any action which, under the terms of Borrower’s articles of organization or operating agreement requires a vote of the board of managers or other governing board or body of Borrower unless at the time of such action there shall be at least two members who are Independent Managers.

(xvii) Borrower shall pay the salaries of its own employees and maintain a sufficient number of employees in light of their contemplated business operations.

(xviii) Borrower shall conduct its business so that the assumptions made with respect to Borrower in that certain opinion letter relating to substantive non-consolidation dated as of the Original Date (the “Insolvency Opinion”) delivered in connection with the Loan shall be true and correct in all respects material to such Insolvency Opinion.

(h) No Defaults.  No Default or Event of Default exists or would occur as a result of the consummation of the transactions contemplated by the Loan Documents.  Borrower is not in default in the payment or performance of any of its Contractual Obligations in any material respect.

(i) Consents and Approvals.  Borrower has obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Borrower in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

(j) Investment Company Act Status, etc.  Borrower is not (i) an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(k) Compliance with Law.  Borrower is in compliance in all material respects with all Legal Requirements to which it or any Project is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act, ERISA and all material building department requirements for each of the Projects.  No portion of any Project has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower’s knowledge, no illegal activities are being conducted at or from any Project.

(l) Financial Information.  Borrower has, as of the date of this Agreement, delivered to Lender the financial statements for the Projects and Borrower for (A) calendar year 2008, (B) January 2009 and (C) February 2009, and Borrower has no knowledge that the information contained in those statements is not accurate in any material respect.

(m) Transaction Brokerage Fees.  Borrower has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement or the Original Loan Agreement.  All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full by Borrower contemporaneously with the execution of the Loan Documents and the funding of the Loan.  Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation.  The provisions of this subsection (m) shall survive the repayment of the Debt.

(n) Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

(o) Pending Litigation.  Except as disclosed in the Form 10-K filed by MCC on February 12, 2009, as amended by Form 10-K/A filed March 6, 2009, there are, as of the date of this Agreement, no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower, MCC, the Guarantors or the Projects in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

(p) Solvency; No Bankruptcy.  Each of Borrower and Sole Member is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or Sole Member.  None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Borrower and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Borrower’s assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted.  Borrower does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

(q) [Reserved.]

(r) Tax Filings.  Borrower and Sole Member have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and Sole Member.  Borrower and Sole Member believe that their respective tax returns properly reflect the income and taxes of Borrower and Sole Member for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

(s) Not Foreign Person.  Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

(t) ERISA.

(i) Except with respect to the 401K Plan Assets, if any, the assets of Borrower are not and will not become treated as “plan assets”, whether by operation of law or under regulations promulgated under ERISA.  Each Plan and Welfare Plan, and, to the actual knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section.  Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Borrower or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.  No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

(ii) Borrower will furnish to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer’s Certificate setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Borrower or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

(iii) any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

(iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

(v) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(vi) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(vii) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

(viii) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

(ix) the imposition of a lien or a security interest in connection with a Plan.

(x) Borrower shall not knowingly engage in or permit any transaction in connection with which Borrower or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Borrower to become “plan assets”, except with respect to 401K Plan Assets, if any, whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for increases that, in the aggregate, do not result in a material increase in benefits expense to Borrower or any ERISA Affiliate.

(u) Labor Matters.  No organized work stoppage or labor strike is pending or, to Borrower’s actual knowledge, threatened by employees or other laborers at any Project and neither Borrower nor Manager (with respect to any Project) (i) is involved in or, to Borrower’s actual knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at any Project, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has, to Borrower’s actual knowledge, engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at any Project and no such agreement or contract is currently being negotiated by Borrower, Manager or any of their Affiliates (with respect to any Project), except as set forth in Schedule I attached hereto.

(v) Borrower’s Legal Status.  Borrower’s exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Borrower’s mailing address, if different, which were identified by Borrower to Lender and contained in this Agreement, are true, accurate and complete as of the date of this Agreement.  Borrower (i) will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, (ii) if Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of such organizational identification number and (iii) Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

(w) Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws.  None of (i) Borrower, Sole Member, any Guarantor, or, to Borrower’s knowledge, any Person who owns any direct or indirect equity interest (other than publicly held shares in MCC) in or Controls Borrower, Sole Member or any Guarantor currently is, as of the date of this Agreement, identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures, approved by Sole Member, to ensure that no Person who now or hereafter owns an equity interest (other than publicly held shares in MCC) in Borrower or Sole Member is a Prohibited Person or Controlled by a Prohibited Person, and (ii) Borrower, Sole Member, or any Guarantor are in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.  To the best of Borrower’s knowledge, (i) no tenant at any Project currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and (ii) no tenant at any Project is owned or Controlled, directly or indirectly, by a Prohibited Person.  Borrower has determined that Manager has implemented procedures, approved by Borrower, to ensure that no tenant at any Project is a Prohibited Person or owned or Controlled by a Prohibited Person.

Section 2.03. Further Acts, etc.
Borrower will, at the cost of Borrower, and without expense to Lender, execute and deliver to Lender upon demand such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall, from time to time, reasonably require, provided that the same does not (y) increase the rights of Lender or (z) increase the obligations or decrease the rights of Borrower or Guarantor under the Loan Documents.  Borrower hereby authorizes Lender, if Borrower fails to execute within five (5) Business Days after request, to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the liens of the Mortgages upon the Projects.  Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of, protecting, perfecting, preserving and realizing upon the interests granted pursuant to the Mortgages or to effect the intent of this Agreement, all as fully and effectually as Borrower might or could do; provided, however, that Lender will not exercise such powers of attorney unless (i) Borrower fails to execute any of the foregoing within five (5) Business Days after it receives written request from Lender to do so, or (ii) an Event of Default then exists; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 2.04. Cross Default; Cross Collateralization.
(a) Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of their collective interest in the Projects and in reliance upon the aggregate of the Projects taken together being of greater value as collateral security than the sum of the Projects taken separately.  Each Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under the other Mortgages which secures the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Projects as security for the Note.  Each Borrower covenants and agrees that in the case of an Event of Default (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as mortgagee, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshal assets, sell any individual Project in any inverse order of alienation, or be subject to any “one action” or “election of remedies” law or rule, (iii) the exercise by Lender of any remedies against any one Project will not impede Lender from subsequently or simultaneously exercising remedies against any other Project and (iv) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Projects and all Projects have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loan.

(b) Each Borrower hereby acknowledges and agrees that, by virtue of the foregoing provisions of subsection (a), each Borrower has a direct and material interest in preventing the occurrence of an Event of Default under any of the Loan Documents.  Accordingly, each Borrower is willing to continue to make or receive loans (each an “Intra-Obligor Loan”, and collectively, the “Intra-Obligor Loans”) in order to provide for the payment of all amounts due under the Loan Documents and, in so doing, to avoid an Event of Default thereunder.  In the event and to the extent that the proceeds from any of the Projects or any other collateral granted to Lender by any Borrower (the “Creditor”) are applied to any payments due with respect to the Projects or other collateral owned by any other Borrower (the “Debtor”) from and after the Original Date, then the Creditor shall be deemed to have made an Intra-Obligor Loan to Debtor in the amount of such proceeds so applied (the “Intra-Obligor Loan Amount”).  Such Intra-Obligor Loan shall be deemed to be made on a non-recourse basis and shall be repaid out of the future proceeds of the Project or other collateral owned by the Debtor, together with interest thereon at a rate to be agreed upon from time to time by each Borrower.

(c) All Intra-Obligor Loans deemed to be made under this Agreement shall be evidenced by this Agreement, shall be an obligation of the Debtor which owes such Intra-Obligor Loan solely by its execution of this Agreement and shall not be evidenced by any separate instrument.  Each party hereby waives presentment, notice of dishonor, protest and notice of non-payment or non-performance with respect to each Intra-Obligor Loan for which it is liable under this Agreement.  Interest and principal on Intra-Obligor Loans shall be paid solely out of Net Proceeds from the Project or other property owned by the Debtor and shall be subject in all cases to the terms and conditions of the Loan Documents, and the payments from such sources shall be the sole and exclusive remedy available to any Creditor during the term of the Loan.  Each such payment of principal or interest on Intra-Obligor Loans shall be subordinate and subject to the prior payment of all amounts payable under the Loan Documents.  To the extent such sources of payment are insufficient to pay interest and principal on any Intra-Obligor Loan, the Creditor owed such Intra-Obligor Loan shall not have any claim against the Debtor which owes such Intra-Obligor Loan for such amounts or lien on or security interest in any of the assets of such Debtor and no further or additional recourse shall be available against the Debtor.  All payments received on account of any Intra-Obligor Loan under this Agreement shall be credited first to interest, then to principal.  Accrued but unpaid interest shall not be compounded.

Section 2.05. Representations and Warranties as to the Projects.
Borrower represents and warrants with respect to the Projects as of the date hereof, except as otherwise indicated below (each of which representations shall, as the context requires, refer to each entity comprising Borrower and to each Project and shall be deemed made by each such Borrower with respect to each such Project) as follows:

(a) Lien Priority.  The Mortgages are a valid and enforceable first liens on the Projects, free and clear of all encumbrances and liens having priority over the liens of the Mortgages, except for the items set forth as exceptions to or subordinate matters in the title insurance policies insuring the liens of the Mortgages, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgages, materially affect the value or marketability of any Project, materially impair the use or operation of any Project for the use currently being made thereof or materially impair Borrower’s ability to pay its obligations in a timely manner (such items, being the “Permitted Encumbrances”).

(b) Title.  Borrower has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Projects (including, without limitation, the Improvements and Fixtures with respect thereto) and to all easements and rights benefiting the Projects and has the right, power and authority to mortgage, encumber, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, and hypothecate the Projects.  For so long as all or any portion of the Debt remains outstanding, Borrower will preserve its interest in and title to the Projects and will warrant and defend the same to Lender against any and all claims made by, through or under Borrower and will warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Borrower.  The foregoing warranty of title shall survive the foreclosure of any or all of the Mortgages and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Project(s) pursuant to any foreclosure.  In addition, there are no outstanding options to purchase or rights of first refusal to purchase any Project or Borrower’s ownership thereof.

(c) Taxes and Impositions.  All taxes and other Impositions and governmental assessments due and owing in respect of, and affecting, the Projects have been paid.  Borrower has paid all Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full.  There are no pending, or to Borrower’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting any Project, nor are there any contemplated improvements to any Project that may result in such special or other assessments.

(d) Casualty; Flood Zone.  Each Project is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of such Project or the use for which such Project was intended, there exists no structural or other material defects or damages in or to any Project and Borrower has not received any written notice from any insurance company or bonding company of any material defect or inadequacies in any Project, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.  No portion of any Project is located in an “area of special flood hazard,” as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR § 1909.1) or Borrower has obtained the flood insurance required by Section 3.01(a)(vi) hereof. No Project lies in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Borrower has obtained the flood insurance required by Section 3.01(a)(vi) hereof.

(e) Completion; Encroachment.  All Improvements necessary for the efficient use and operation of the Projects have been completed and, except as shown on the surveys, none of said Improvements lie outside the boundaries and building restriction lines applicable to any Project.  Except as set forth in each title insurance policy insuring the lien of each Mortgage, no improvements on adjoining properties encroach upon any Project.

(f) Separate Lot.  Each Project is taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of any Project is required under applicable Legal Requirements), and for all purposes may be mortgaged, encumbered, conveyed or otherwise dealt with as an independent parcel.  No Project benefits from any tax abatement or exemption.

(g) Use.  The existence of all Improvements, the present use and operation thereof and the access of the Projects and the Improvements to all of the utilities and other items referred to in paragraph (k) below are in compliance in all material respects with all Leases affecting the Projects and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements.  Borrower has not received any notice from any Governmental Authority alleging any material uncured violation relating to any Project of any applicable Legal Requirements.

(h) Licenses and Permits.  Borrower currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Projects or which are material to the ownership or operation of the Projects or the conduct of Borrower’s business.  All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

(i) Environmental Matters.  Borrower has received and reviewed the Environmental Report and has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading.

(j) Property Proceedings.  Except as disclosed in the Form 10-K filed by MCC on February 12, 2009, as amended by Form 10-K/A filed on March 6, 2009, there are, as of the date of this Agreement, no actions, suits or proceedings pending or, to Borrower’s actual knowledge after due inquiry and investigation, threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of a Project or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to a Project or any part thereof, (C) the condemnation of a Project or any part thereof, or (D) the condemnation or relocation of any roadways abutting a Project required for access or the denial or limitation of access to a Project or any part thereof from any point of access to such Project, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of a Project as presently being conducted, (B) any material improvements located on a Project or any part thereof cannot be located thereon or operated with their intended use or (C) the operation of any Project or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Space Leases or Property Agreements or (iii) which might (A) affect the validity or priority of any Loan Document or (B) have a Material Adverse Effect.  Borrower is not aware of any facts or circumstances which may give rise to any actions, suits or proceedings described in the preceding sentence.

(k) Utilities.  Each Project has all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting such Project or through permanent insurable easements benefiting such Project), fire and police protection, parking, and means of direct access between such Project and public highways over recognized curb cuts (or such access to public highways is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

(l) Mechanics’ Liens.  Except as set forth in the title policies issued to Lender on the Original Date described in subsection (m) below, each Project is free and clear of any mechanics’ liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of the applicable Mortgage, except those which are insured against by the title insurance policy insuring the lien of such Mortgage.

(m) Title Insurance.  Lender has received lenders’ title insurance policies insuring the Mortgages as first liens on the Projects, subject only to Permitted Encumbrances.

(n) Insurance.  The Projects are, as of the date of this Agreement, insured in accordance with the requirements set forth in Article III hereof.

(o) Space Leases.

(i) Borrower has, as of the date of this Agreement, delivered a true, correct and complete schedule of all Space Leases as of the date hereof, which accurately and completely sets forth in all material respects, for each such Space Lease, the following (collectively, the “Rent Roll”): the name and address of the tenant; the lease expiration date, extension and renewal provisions; the base rent and percentage rent payable; all additional rent and pass through obligations; and the security deposit held thereunder and the location of such deposit.

(ii) Each Space Lease constitutes the legal, valid and binding obligation of Borrower and, to the knowledge of Borrower, is enforceable against the tenant thereof.  No default on the part of Borrower (and, to Borrower’s knowledge, on the part of any tenant) exists, or with the passing of time or the giving of notice would exist, (A) under any Major Space Lease or (B) to the best knowledge of Borrower, under any other Space Leases which would, in the aggregate, have a Material Adverse Effect.

(iii) No tenant under any Space Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Space Leases have not been waived, released, or otherwise discharged or compromised.

(iv) Except as has been disclosed by Borrower in Exhibit H attached hereto, all work to be performed by Borrower under the Space Leases has been substantially performed, all contributions to be made by Borrower to the tenants thereunder have been made except for any held-back amounts, and all other conditions precedent to each such tenant’s obligations thereunder have been satisfied, with the exception of such obligations, if any, which, either individually or collectively, are not material in nature.

(v) Each tenant under a Space Lease or such tenant’s authorized subtenant is currently occupying the space demised by such Space Lease.

(vi) Borrower has delivered to Lender true, correct and complete copies of all Space Leases described in the Rent Roll.

(vii) Each Space Lease is in full force and effect and (except as disclosed on the Rent Roll) has not been assigned, modified, supplemented or amended in any way.

(viii) Each tenant under each Space Lease is free from bankruptcy, reorganization or arrangement proceedings or, to the actual knowledge of Borrower, a general assignment for the benefit of creditors.

(ix) No Space Lease provides any party with the right to obtain a lien or encumbrance upon a Project superior to the lien of the applicable Mortgage.

(x) The options permitting tenants under Space Leases demising less than 10,000 square feet to terminate their respective Space Leases will not, in the aggregate, have a Material Adverse Effect on any or all of the Projects.

(p) Property Agreements.

(i) Borrower has, as of the date hereof, delivered to Lender true, correct and complete copies of all material Property Agreements.

(ii) No Property Agreement provides any party with the right to obtain a lien or encumbrance upon a Project superior to the lien of the applicable Mortgage.

(iii) No default by Borrower (or, to Borrower’s knowledge, by other parties thereto) exists or with the passing of time or the giving of notice or both would exist under any Property Agreement which would, individually or in the aggregate, have a Material Adverse Effect.

(iv) Borrower has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement.

(v) No condition exists whereby Borrower or any future owner of a Project may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, or right of first refusal with respect to, a Project.

(vi) To the best knowledge of Borrower, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Lender in writing, no material exclusions or restrictions on the utilization, leasing or improvement of any Project (including non compete agreements) exist in any Property Agreement.

(vii) All “pre opening” requirements contained in all Property Agreements (including, but not limited to, all off site and on site construction requirements), if any, have been fulfilled, and, to the best of Borrower’s knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder.

(viii) All work, if any, to be performed by Borrower under each of the Property Agreements has been substantially performed, all contributions to be made by Borrower to any party to such Property Agreements have been made, and all other conditions to such party’s obligations thereunder have been satisfied.

(q) Personal Property.  Borrower owns no personal property that is material to the operation of the Projects.

(r) Leasing Brokerage and Management Fees.  Except as disclosed to Lender in writing prior to the date hereof, there are no brokerage fees or commissions payable by Borrower with respect to the leasing of space at the Projects and there are no management fees payable by Borrower with respect to the management of the Projects.

(s) Security Deposits.  All security deposits held by Borrower in the form of cash deposits with respect to the Projects on the date hereof have, as of the date of this Agreement, been transferred to the Security Deposit Account, if, pursuant to applicable Legal Requirements, such security deposits are required to be held in a segregated account.  Borrower is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply might, individually or in the aggregate, have a Material Adverse Effect.

(t) [Reserved.]

(u) Representations Generally.  The representations and warranties contained in this Agreement, and the review and inquiry made on behalf of Borrower therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties.  No representation, warranty or statement of fact made by or on behalf of Borrower in this Agreement or in any certificate, document or schedule furnished to Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Borrower’s best knowledge where so provided herein).  There are no facts presently known to Borrower which have not been disclosed to Lender which would, individually or in the aggregate, have a Material Adverse Effect nor as far as Borrower can foresee might, individually or in the aggregate, have a Material Adverse Effect.

Section 2.06. Removal of Liens.
(a)  Borrower shall, at its expense, maintain each Mortgage as a first lien on the Projects encumbered thereby and shall keep the Projects free and clear of all liens and encumbrances of any kind and nature other than the Permitted Encumbrances.  Borrower shall, within thirty (30) days following the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Lender, shall deliver to Lender evidence reasonably satisfactory to Lender of the discharge thereof.

(b) Without limitation to the provisions of Section 2.06(a) hereof, Borrower shall (i) pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on a Project or any part thereof, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics’, materialmens’, laborers’ or other lien on a Project, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Lender, everything reasonably necessary to preserve in full the lien of the Mortgages.  If Borrower fails to comply with the requirements of this Section 2.06(b), then, upon five (5) Business Days’ prior notice to Borrower, Lender may, but shall not be obligated to, pay any such lien, and Borrower shall, within five (5) Business Days after Lender’s demand therefor, reimburse Lender for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Debt.  Nothing contained herein shall be deemed a consent or request of Lender, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

(c) Notwithstanding the foregoing, Borrower may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph (b)(ii) of this Section 2.06 provided that, following prior notice to Lender (i) Borrower is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Lender or any of its agents, employees, officers, or directors, (ii) Borrower shall preclude the collection of, or other realization upon, any contested amount from the applicable Project or any revenues from or interest in such Project, (iii) neither the Project nor any part thereof nor interest therein, shall be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (iv) such contest by Borrower shall not affect the ownership, use or occupancy of such Project, (v) such contest by Borrower shall not subject Lender or Borrower to the risk of civil or criminal liability (other than the civil liability of Borrower for the amount of the lien in question), (vi) such lien is subordinate to the lien of the related Mortgage(s), (vii) Borrower has not consented to such lien, (viii) Borrower has given Lender prompt notice of the filing of such lien and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of the conditions set forth in this Section 2.06(c), (ix) Borrower shall promptly pay the obligation secured by such lien upon a final determination of Borrower’s liability therefor, and (x) if requested by Lender, with respect to any Contract wherein the amount claimed is in excess of $125,000.00, Borrower shall deliver to Lender cash, a bond or other security reasonably acceptable to Lender equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Lender.

Section 2.07. Cost of Defending and Upholding this Agreement and the Lien of the Mortgages.
If any action or proceeding is commenced to which Lender is made a party relating to the Loan Documents and/or the Projects or Lender’s interest therein or in which it becomes necessary to defend or uphold the lien of the Mortgages or the terms of this Agreement or any other Loan Document, Borrower shall, promptly after demand, reimburse Lender for all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Debt.

Section 2.08. Use of the Projects.
Borrower will use, or cause to be used, the Projects for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to each such Project.  Borrower shall not suffer or permit the Projects or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner as is reasonably likely to impair Borrower’s title to any of the Projects, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of any of the Projects or any part thereof.

Section 2.09. Financial Reports.
(a)  Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, federal income tax returns (subject to Section 2.09(i) hereof), records and accounts reflecting (i) all of the financial affairs of Borrower and (ii) all items of income and expense in connection with the operation of the Projects or in connection with any services, equipment or furnishings provided in connection with the operation thereof, to the extent realized by Borrower.  Lender shall have the right from time to time at all times during normal business hours upon not less than three (3) Business Days prior notice to examine such books, federal income tax returns (subject to Section 2.09(i) hereof), records and accounts at the office of Borrower or other Person maintaining such books, federal income tax returns (subject to Section 2.09(i) hereof), records and accounts and to make such copies or extracts thereof as Lender shall desire.  After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s and Guarantor’s accounting records with respect to the Projects, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish Lender (i) annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, (ii) quarterly, within forty-five (45) days following the end of each fiscal quarter of Borrower (other than the fourth quarter financial statements, which shall be delivered contemporaneously with or as a part of the annual financial statements) and (iii) on a monthly basis, within thirty five (35) days following the end of each calendar month, with a complete copy of Borrower’s financial statement covering (i) all of the financial affairs of Borrower and (ii) the operation of the Projects for such Fiscal Year, fiscal quarters or calendar months, as applicable, containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower’s equity.  Lender agrees and acknowledges that the form of the monthly statements to be provided hereunder shall be consistent with those produced by Borrower in the ordinary course of its business pursuant to its internal accounting procedures and shall not be required to be in compliance with GAAP.  Borrower’s obligation hereunder for the delivery of monthly financial statements commenced with the statements for the month of July 2006.  Together with the financial statements required to be furnished pursuant to this Section 2.09(b), Borrower shall furnish to Lender (A) an Officer’s Certificate certifying as of the date thereof (1) that the financial statements accurately represent the results of operations and financial condition of Borrower and the Projects all (other than the monthly statements) in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, and (2) whether there exists a Default or Event of Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance and (B) together with the financial statements delivered pursuant to Section 2.09(b)(ii) above, a statement showing Net Operating Income for the previous accounting period.

(c) Borrower will furnish Lender annually, within sixty (60) days following the end of each year and/or within fifteen (15) Business Days of request therefor, with a true, complete and correct cash flow statement with respect to the Projects and the 75 Property (and/or, following an Event of Default and during the continuance thereof, monthly, within twenty (20) days following the end of each month, as to the 75 Property) in the form attached hereto as Exhibit J and made a part hereof, together with an Officer’s Certificate with respect thereto, showing (i) all cash receipts of any kind whatsoever and all cash payments and disbursements, (ii) year-to-date summaries of such cash receipts, payments and disbursements, and (iii) a list of all litigation and proceedings affecting Borrower, Sole Member or the Projects in which the amount involved is $250,000 or more, if not covered by insurance (or $1,000,000 or more whether or not covered by insurance).

(d) Intentionally Omitted.

(e) Borrower will furnish Lender (i) annually, within thirty (30) days following the end of each year, (ii) quarterly, within twenty (20) days after Lender’s request therefor, and (iii) within twenty (20) days following the end of each month, with (y) a true, complete and correct rent roll for the Projects, including a list of which tenants are in default under their respective leases, dated as of the date of Lender’s request, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant’s Lease, the security deposit, if any, held by Borrower under the Lease, the space covered by the Lease, each tenant that has filed a bankruptcy, insolvency, or reorganization proceeding since delivery of the last such rent roll, and the arrearages for such tenant, if any, and (z) a leasing status report describing all prospective leasing transactions and leases then under negotiation, and identifying the prospective tenants, the subject demised premises, the proposed rents and any tenant concessions, and such rent roll and leasing status report shall be accompanied by an Officer’s Certificate, dated as of the date of the delivery of such rent roll and leasing status report, certifying that each such rent roll and leasing status report is true, correct and complete in all material respects as of its date.

(f) Borrower shall furnish to Lender, within thirty (30) days after Lender’s request therefor, with such further detailed information with respect to the operation of the Projects and the financial affairs of Borrower as may be reasonably requested by Lender.

(g) Borrower shall cause Manager to furnish to Lender, within fifteen (15) Business Days of Lender’s written request therefor, a schedule of tenant security deposits, together with a certification of Manager as to the balance in such Security Deposit Account, if any, and that such tenant security deposits are being held in accordance with all Legal Requirements.

(h) Borrower will furnish Lender annually, within ninety (90) days after the end of each Fiscal Year, with a report setting forth the capital repairs, replacements and improvements performed at the Projects during such Fiscal Year and the aggregate Recurring Replacement Expenditures made in connection therewith.

(i) Unless Borrower is a disregarded entity for tax purposes and not required to file any tax returns, Borrower shall furnish to Lender annually, within thirty (30) days of filing its respective tax return, a copy of such tax return.

(j) Borrower shall submit to Lender for Lender’s written approval an Annual Budget, with respect to each Fiscal Year during the term of the Loan, not later than January 31 of such Fiscal Year, in form reasonably satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses (including, without limitation, expected Capital Expenditures and Reletting Expenditures) for the Projects.  Borrower has delivered to Lender a true, correct and complete copy of the Annual Budget for 2009.  Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as Borrower may reasonably determine.  Lender shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall, within five (5) Business Days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Lender.  Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall revise the same in accordance with the process described herein until Lender approves an Annual Budget; provided, however, that if Lender shall not advise Borrower of its objections to any proposed Annual Budget within the applicable time period set forth in this Section, then such proposed Annual Budget shall be deemed approved by Lender.  Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs and utilities expenses.  In the event that Borrower must incur an Extraordinary Expense, then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, Borrower shall be permitted to incur an Extraordinary Expense reasonably necessary to prevent or address imminent danger to Persons or property without the prior approval of Lender provided that Borrower promptly advises Lender of such Extraordinary Expense and the nature thereof.

(k) In the event that Borrower fails to deliver any of the financial statements, reports or other information required to be delivered to Lender pursuant to this Section 2.09 on or prior to their due dates, if any such failure shall continue for ten (10) days following notice thereof from Lender, Borrower shall pay to Lender on each Payment Date for each month or portion thereof that any such financial statement, report or other information remains undelivered, an administrative fee in the amount of Five Hundred Dollars ($500) multiplied by the number of undelivered statements, reports or other items up to a maximum amount of Two Thousand Dollars ($2,000) for any applicable reporting period.  Borrower agrees that such administrative fee (i) is a fair and reasonable fee necessary to compensate Lender for its additional administrative costs and increased costs relating to Borrower’s failure to deliver the aforementioned statements, reports or other items as and when required hereunder and (ii) is not a penalty.

(l) At Lender’s request, Borrower agrees to cause the representatives of Borrower and the Manager who are responsible for the day-to-day management and operation of the Projects, and such other representatives having knowledge of the financial condition of Borrower and the condition (financial, physical and otherwise) of the Projects to be available to meet with representatives of Lender, no less frequently than twice during each calendar year, for the purpose of providing Lender with information about Borrower and the Projects and the prospects thereof including the results of operations (both past and projected), the status of all leasing activity at the Projects, any proposed refinancing of the Loan, any capital improvement programs and any other matters relating to Borrower and the Projects specified by Lender.

Section 2.10. Litigation.
Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which might have a Material Adverse Effect.

Section 2.11. Updates of Representations.
Borrower shall deliver to Lender within ten (10) Business Days after the request of Lender an Officer’s Certificate updating all of the representations and warranties contained in this Agreement and the other Loan Documents and certifying that all of the representations and warranties contained in this Agreement and the other Loan Documents, as updated pursuant to such Officer’s Certificate, are true, accurate and complete as of the date of such Officer’s Certificate.

Section 2.12. Condominium Provisions.
With respect to each Project that is comprised of condominium units (each such Project, a “Condominium”), Borrower hereby represents and warrants, and covenants and agrees, as follows:

(a) To the Borrower’s actual knowledge, the Condominium was created in accordance with all applicable laws (the “Condominium Act”) by declaration of condominium recorded in the real estate records of the county in which such Project is located (the “Declaration”).  A Board of Managers (the “Board of Managers”) governs the Condominium pursuant to the By-Laws of the Condominium (the “By-Laws”), which have been duly recorded in said real estate records.  All of the Condominium units are owned solely by the Borrower and no other Person has any interest in such units or the Condominium common areas.

(b) In the event of a conflict between the terms of this Agreement concerning the use of insurance proceeds in the event of damage to the Project or the terms of this Agreement concerning the use of awards from condemnation or taking of the Project and the terms of the Declaration or By-Laws regarding the same, the terms and provisions of the this Agreement will control.  In the event of damage or destruction to, or condemnation or taking of, all or any part of the Condominium which requires a vote of the unit owners of the Condominium to repair and restore the Condominium, Borrower hereby assigns to Lender Borrower’s full right and power to vote in such matters and hereby irrevocably appoints Lender as Borrower’s attorney-in-fact coupled with an interest to cast Borrower’s vote in such matters as Lender deems appropriate in its sole judgment, consistent with the provisions of this Agreement with respect to repair and restoration of Projects generally.

(c) Borrower will fully and faithfully perform and comply in all material respects with the material terms, material conditions, and material provisions of the Declaration, By-Laws, rules and regulations of the Condominium and any other material documents creating or governing the Condominium.

(d) In addition to the Events of Default specified in Section 13.01 hereof, the principal sum secured by the Mortgages, together with the accrued and unpaid interest thereon, will immediately become due at the option of Lender if:

(1)           Borrower fails within any applicable grace and notice periods to fully and faithfully perform and comply with the material terms, conditions and provisions of the Declaration, By-Laws, rules and regulations of the Condominium, or any other documents creating or governing the Condominium and such failure has or is reasonably likely to have a Material Adverse Effect;

(2)           The Declaration, By-Laws, rules and regulations of the Condominium or any other document creating or governing the Condominium is changed in a manner which materially and adversely affects the lien or security of this Agreement, as determined by Lender in its reasonable discretion;

(3)           (A) The Condominium is terminated or the Condominium is withdrawn from the provisions of the Condominium Act and, in either case, the lien of the applicable Mortgage is materially and adversely affected, or (B) the unit owners of the Condominium do not resolve to repair and restore the Condominium after damage to all or a substantial part of the Condominium or after condemnation or taking of any part of the Condominium, subject to the rights of Borrower to obtain a Release of the affected Project pursuant to Section 15.02 hereof;

(4)           The Condominium Act or any part or provisions thereof is determined to be invalid or unenforceable and such determination materially adversely affects the lien of the related Mortgage or the rights of Lender hereunder, as reasonably determined by Lender; or

(5)           There is a transfer, release, creation of liens, partition, subdivision, condemnation or taking of all or part of the common elements of the Condominium which materially and adversely affects the lien or security of the applicable Mortgage, as reasonably determined by Lender.

In the event that any of the foregoing shall occur and continue beyond any applicable grace and notice periods, Borrower may cure any such default by causing, in accordance with the terms and provisions of this Agreement and the other Loan Documents, the Release of the affected Project within 90 days thereafter.  Notwithstanding the foregoing provisions of this Section 2.12, (i) for so long as all of the Condominium units are owned by the Borrower, Borrower shall not be required to comply with the provisions of subsection (c) above and (ii) Borrower shall be permitted to terminate the Condominium, provided that (A) the lien of the Mortgage on the subject Project is not adversely affected thereby, (B) Borrower provides to Lender evidence reasonably satisfactory to Lender that the title policy insuring the lien of Lender’s mortgage on the subject Project remains in full force and effect notwithstanding such termination of the Condominium, (C) Borrower delivers to Lender not less than thirty (30) days’ prior written notice of Borrower’s intention to terminate such Condominium, (D) such termination of the Condominium shall not adversely affect or otherwise diminish Lender’s rights under this Agreement or the other Loan Documents and (E) Borrower executes and delivers to Lender, promptly following request therefor, such documents as Lender shall reasonably require confirming the continued validity and effectiveness of this Agreement and the other Loan Documents.

(e) Lender may pay for the account and on behalf of Borrower any amount which Borrower is obligated to pay, including common charges and expenses or special assessments, to the Board of Managers or pursuant to the Declaration, By-Laws, rules and regulations of the Condominium or any other documents creating or governing the Condominium, upon default, beyond any applicable grace and notice periods, by Borrower in paying the same, and Lender may perform any action which Borrower may or is obligated to do pursuant to the Declaration, By-Laws, rules and regulations of the Condominium or any other document creating or governing the Condominium upon default, beyond any applicable grace and notice periods, by Borrower in doing the same.  All reasonable sums paid by Lender for the expense of any such action or proceeding described in this Section 2.12 (including reasonable counsel fees and expenses) shall be paid by Borrower to Lender promptly on demand, together with interest thereon at the Default Rate after demand by Lender through the date actually paid by Borrower.  Any such sum paid by Lender and the interest thereon shall be a lien on the Project prior to any claim, lien, right, title or interest in, to or on the Project attaching or accruing subsequent to the lien of the Mortgages, and shall be deemed to be evidenced and secured by the Mortgages.

(f) Upon default by Borrower in timely paying to Lender any sum required as provided above in Section 2.12(e), the whole of the Debt and all other sums and interest secured by this Agreement shall immediately become due and payable at the option of Lender.  Nothing contained in Section 2.12(e) above shall obligate Lender to pay any sums or perform any acts on behalf of Borrower.  Furthermore, if Lender pays such amounts or performs such acts on behalf of Borrower, the same shall not constitute a waiver or forgiveness by Lender of Borrower’s default under this Agreement or any estoppel against Lender from declaring Borrower in default hereunder.

(g) Borrower hereby grants to Lender and its successors and assigns, a true and lawful power of attorney and proxy, with full power of substitution, for and in its name, to vote and otherwise act with respect to the Project at all annual, special, and other meetings of the condominium owners (the “Owners”), or by written consent in lieu thereof, and at any other time Borrower is required or permitted to vote or act as an Owner (i) at any time Borrower or the Owners vote or act to change an Owner’s or the Owners’ percentage of the undivided interest in the common elements, if such change could reasonably be expected to have an adverse effect upon Lender or the security for the Loan (ii) [Reserved], (iii) at any time Borrower or the Owners vote or act to modify or amend the Declaration, if such change could reasonably be expected to have an adverse effect upon Lender or the security for the Loan, (iv) at any time Borrower or the Owners vote or act to modify or amend the By-Laws, if such change could reasonably be expected to have an adverse effect upon Lender or the security for the Loan, (v) at any time Borrower or the Owners vote to repair or not repair, as the case may be, the Common Elements and/or any Unit or Units (as such terms are defined in the Declaration) of the Condominium upon the occurrence of a fire, other casualty or condemnation or eminent domain, and (vi) upon the occurrence and during the continuance of an Event of Default under the Loan Documents, at any time Borrower or the Owners have the right to vote pursuant to the Declaration and/or By-Laws.  From and after the occurrence of an Event of Default, Lender shall have the right to require that any members (or representatives) of the Board of Managers elected (or appointed) by Borrower tender their written resignation to the Board of Managers and replace such member or representative with a person elected or appointed by Lender.  Lender has required that, with respect to all of the current members so appointed or elected by Borrower, which are Mitchell E. Hersh, Mark Yeager, Ronald Gentile and Joseph Adamo, Borrower tender written resignations from each of them as of the date hereof and Lender may submit such written resignations to the Board of Managers from and after the occurrence of an Event of Default.  The grant of the power of attorney and proxy set forth above is intended to be fully effective without further action by Borrower and is intended to be relied upon by the Owners, the Board of Managers and the Condominium for all purposes.  Notwithstanding the foregoing, upon request of Lender, Borrower will promptly execute and deliver to Lender and its successors and assigns, a separate power of attorney and proxy, in recordable form and otherwise in form and substance reasonably acceptable to Lender, confirming the foregoing grant to Lender.

ARTICLE III

INSURANCE AND CASUALTY RESTORATION

Section 3.01. Insurance Coverage.  Borrower shall, at its expense, maintain the following insurance coverages with respect to the each Project during the term of this Agreement:

(a) (i)  Insurance against loss or damage by fire, casualty and other hazards included in an “all-risk” extended coverage endorsement or its equivalent, with such endorsements as Lender may from time to time reasonably require and which are customarily required by Institutional Lenders of similar properties similarly situated in an amount not less than the greater of (A) 100% of the insurable replacement value of such Project (exclusive of the land and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Borrower, Lender or any other insured thereunder from being deemed to be a co-insurer and if a Project constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains “Demolition Cost” (in an amount equal to 10% of the “all risk” extended insurance coverage), “Loss Due to Operation of Law” (in an amount equal to 100% of the “all risk” extended insurance coverage) and “Increased Cost of Construction” coverages (in an amount equal to 25% of the “all risk” insurance extended coverage), covering the Project.  Not more frequently than once every three (3) years, Borrower, at its option, shall either (A) have the Appraisal updated or obtain a new appraisal of each of the Projects, (B) have a valuation of each of the Projects made by or for its insurance carrier conducted by an appraiser experienced in valuing properties of similar type to that of each of the Projects which are in the geographical area in which the applicable Projects are located or (C) provide such other evidence as will enable Lender to determine, in its reasonable discretion, whether there shall have been an increase in the insurable value of the Projects and Borrower shall deliver such updated Appraisal, new appraisal, insurance valuation or other evidence reasonably acceptable to Lender, as the case may be, and, if such updated Appraisal, new appraisal, insurance valuation, or other evidence reasonably acceptable to Lender reflects an increase in the insurable value of the Projects, the amount of insurance required hereunder shall be increased accordingly and Borrower shall deliver evidence reasonably satisfactory to Lender that such policy has been so increased.

(ii) Commercial general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Projects in such amounts as Lender may from time to time reasonably require (but in no event shall Lender’s requirements be increased more frequently than once during each twelve (12) month period) and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $1,000,000 per occurrence and $2,000,000 general aggregate on a per location basis and, in addition thereto, not less than $75,000,000 excess and/or umbrella liability insurance shall be maintained for any and all claims.

(iii) Business income or loss of rents or other similar insurance (A) with loss payable to Lender, (B) covering all risks required to be covered by the insurance provided for in Section 3.01(a)(i) hereof, (C) in an amount not less than 100% of the projected fixed or base rent plus percentage rent for the succeeding eighteen (18) month period.  The amount of such insurance shall be determined upon the execution of this Agreement, and not more frequently than once each calendar year thereafter based on Borrower’s reasonable estimate of projected fixed or base rent plus percentage rent, from the Projects for the next succeeding eighteen (18) months, (D) containing an unlimited indemnity period during the time that it takes to repair or rebuild the damaged property, and (E) containing an extended period of indemnity endorsement which provides that after the physical loss to the Project has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Project is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  In the event that a Project shall be damaged or destroyed, Borrower shall and hereby does assign to Lender all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Lender under such policies and shall be applied in accordance with this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to timely pay all amounts due under the Loan Documents.

(iv) [Intentionally Omitted].

(v) Insurance against loss or damages from explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Projects, in such amounts as Lender may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated.

(vi) If, as to any Project, the Improvements thereon or any part thereof is situated in an area designated by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured). In addition, at Lender’s discretion, regardless of whether a particular Project is located in a special flood hazard area, Borrower shall maintain flood insurance in amounts satisfactory to Lender, and in all cases, having a maximum permissible deductible of $100,000.

(vii) Worker’s compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

(viii) Insurance against loss resulting from mold, spores or fungus on or about the Projects.

(ix) During any period of the term of the Loan that TRIA is in effect, if “acts of terrorism” or other similar acts or events are hereafter excluded from the insurance policies maintained pursuant to subsections (i), (ii) and (iii) above, Borrower shall obtain an endorsement to such policy, or a separate policy insuring against terrorism and “fire following”, each in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” for Certified Acts of Terrorism as defined by TRIA and in an amount satisfactory to Lender for Non-certified Acts of Terrorism which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the total outstanding principal balance of the Loan.  The endorsement or policy shall be in form and substance reasonably satisfactory to Lender and shall meet Rating Agency criteria for securitized loans.  During  any period of the term of the Loan that TRIA is not in effect, Borrower shall maintain the insurance coverage described in the immediately preceding sentence but the total annual premium payable by Borrower for such terrorism coverage shall not exceed an amount greater than two hundred percent (200%) of the total annual premium being paid by Borrower as of the Closing Date for such terrorism coverage.

(x) Such other insurance as may from time to time be required by Lender and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, sinkhole and mine subsidence, windstorm and/or earthquake, due regard to be given to the size and type of the related Project, Improvements, Fixtures and Equipment and their location, construction and use.  Additionally, Borrower shall carry such insurance coverage as Lender may from time to time require if the failure to carry such insurance may result in a downgrade, qualification or withdrawal of any class of securities issued in connection with a Secondary Market Transaction or, if the Loan is not yet part of a Secondary Market Transaction, would result in an increase in the subordination levels of any class of securities anticipated to be issued in connection with a proposed Secondary Market Transaction.

(b) Borrower shall cause any Manager of the Projects to maintain fidelity insurance in an amount equal to the least of (i) the Operating Income of the applicable Projects for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable, (ii) $500,000.00 and (iii) such lesser amount as Lender shall reasonably approve.

Section 3.02. Policy Terms

.  (a)  All insurance required by this Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency’s forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Projects are located, with a general policyholder’s service rating of not less than A and a financial rating of not less than A:X as rated in the most currently available Best’s Insurance Reports (or the equivalent, if such rating system shall hereafter be altered or replaced) and shall have a claims paying ability rating and/or financial strength rating, as applicable, of not less than “A” (or its equivalent), or such lower claims paying ability rating and/or financial strength rating, as applicable, as Lender shall, in its sole and absolute discretion, consent to, from a Rating Agency (one of which after a Secondary Market Transaction in which Standard & Poor’s rates any securities issued in connection with such Secondary Market Transaction, shall be Standard & Poor’s).  Certified copies of all insurance policies or certificates (the form and substance of which must be reasonably satisfactory to Lender) evidencing such policies shall be promptly delivered to and held by Lender.  All such policies (except policies for worker’s compensation) shall name Lender, its successors and/or assigns as an additional named insured, shall provide for loss payable to Lender, its successors and/or assigns and shall contain (or have attached):  (i) standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than the lesser of (x) that which is customarily maintained by owners of similar properties similarly situated and (y) five percent (5%) of the Actual Net Cash Flow, and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Lender in each instance.  Notwithstanding the foregoing provisions of clause (iii) above, Lender agrees that, in lieu of a deductible under its general liability insurance policy, Borrower may include in such policy a self-insured retention in an amount not to exceed $150,000.00 per occurrence, with an aggregate cap of $2,000,000.00 per policy period.  Not less than ten (10) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Borrower through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Borrower to Lender.  Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

(b) If Borrower fails to maintain and deliver to Lender the certified copies of the policies or certificates of insurance required by this Agreement, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay the premiums for same, Lender may, at its option, procure such insurance, and Borrower shall pay, or as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

(c) Borrower shall notify Lender of the renewal premium of each insurance policy and Lender shall be entitled to pay such amount on behalf of Borrower from the Basic Carrying Costs Escrow Account.  With respect to insurance policies which require periodic payments (i.e., monthly or quarterly) of premiums, Lender shall be entitled to pay such amounts fifteen (15) days (or such lesser number of days as Lender shall determine) prior to the respective due dates of such installments.

(d) The insurance required by this Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower covering the Projects provided that, in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Projects, from time to time (but in no event less than once a year), the coverage specified by this Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein.  If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender (i) certified copies of the policies or certificates of insurance together with reasonable access to the original of such policy to review such policy’s coverage of the Projects, with schedules attached thereto showing the amount of the insurance provided under such policies applicable to the Projects and (ii) an Officer’s Certificate setting forth (A) the number of properties covered by such policy, (B) the location by city (if available, otherwise, county) and state of the properties, (C) the average square footage of the properties, (D) a brief description of the typical construction type included in the blanket policy and (E) such other information as Lender may reasonably request.

Section 3.03. Assignment of Policies.  (a)  Borrower hereby assigns to Lender the proceeds of all insurance (other than worker’s compensation and liability insurance) obtained pursuant to this Agreement, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of Borrower’s obligations hereunder and under the other Loan Documents, and Borrower hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Lender, except as provided in Section 3.04(a)(ii) below.  Except as otherwise expressly provided in Section 3.04 or elsewhere in this Article III, Lender shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Lender may elect to any one or more of the following:  (i) the payment of the Debt, whether or not then due, in any proportion or priority as Lender, in its discretion, may elect, (ii) the repair or restoration of the affected Project, (iii) the cure of any Event of Default or (iv) the reimbursement of the costs and expenses of Lender incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds.  Nothing herein contained shall be deemed to excuse Borrower from repairing or maintaining the Projects as provided in this Agreement or restoring all damage or destruction to the Projects, regardless of the sufficiency of the Insurance Proceeds, and the application or release by Lender of any Insurance Proceeds shall not cure or waive any Default or notice of Default.

(b) In the event of the foreclosure of a Mortgage or any other transfer of title or assignment of all or any part of the Projects in extinguishment, in whole or in part, of the Debt, all right, title and interest of Borrower in and to all policies of insurance required by this Agreement shall inure to the benefit of the successor in interest to Borrower or the purchaser of the Projects.  If, prior to the receipt by Lender of any proceeds, the Projects or any portion thereof shall have been sold on foreclosure of any or all of the Mortgages or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Agreement is not paid until after the extinguishment of the Debt, and Lender shall not have received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Agreement shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Debt not so received, shall be paid to and be the property of Lender, together with interest thereon at the Default Rate, and the reasonable attorney’s fees, costs and disbursements incurred by Lender in connection with the collection of the proceeds which shall be paid to Lender and Borrower hereby assigns, transfers and sets over to Lender all of Borrower’s right, title and interest in and to such proceeds.  Notwithstanding any provisions of this Agreement to the contrary, Lender shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Lender; provided, however, that Lender shall use such proceeds for the purposes and in the manner permitted by this Agreement.  Any proceeds deposited with Lender shall be held by Lender in an interest-bearing account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith.  Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Agreement.  The provisions of this Section 3.03(b) shall survive foreclosure, deed in lieu thereof or other termination of any of the Mortgages or the exercise of the rights and remedies of Lender under this Agreement or the other Loan Documents after a Default.

Section 3.04. Casualty Restoration.  (a) (i)  In the event of any material damage to or destruction of a Project (or any part thereof), Borrower shall give prompt written notice to Lender (which notice shall set forth Borrower’s good faith estimate of the cost of repairing or restoring such damage or destruction, or if Borrower cannot reasonably estimate the anticipated cost of restoration, Borrower shall nonetheless give Lender prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Borrower to quantify the anticipated cost and time required for such restoration, whereupon Borrower shall promptly notify Lender of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Borrower shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Project so damaged or destroyed to a condition such that the Project shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below.  Such repair, restoration or rebuilding of the affected Project are sometimes hereinafter collectively referred to as the “Work”.

(ii) Borrower shall not adjust, compromise or settle any claim for Insurance Proceeds without the prior written consent of Lender, which shall not be unreasonably withheld or delayed; provided, however, that, except during the continuance of an Event of Default, Lender’s consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount no more than the lesser of (i) five percent (5%) of the Allocated Loan Amount for the applicable Project, and (ii) $1,000,000.00.  In addition, if damage to a Project covered by any of the policies required to be maintained under this Agreement occurs where the loss does not exceed $500,000.00, provided no Default or Event of Default has occurred and is continuing, Borrower is hereby authorized to collect and receipt for the Insurance Proceeds and agrees to utilize the same for repair and restoration as required under this Agreement.

(iii) Subject to Section 3.04(a)(iv), Lender shall apply any Insurance Proceeds which it may receive towards the Work in accordance with Section 3.04(b) and the other applicable sections of this Article III.

(iv) If (A) an Event of Default shall exist, (B) Lender is not reasonably satisfied that the Debt Service Coverage Ratio, after substantial completion of the Work and a reasonable amount of time to effect the leasing up of the Project, will be at least equal to the greater of (x) the Debt Service Coverage Ratio as of the day immediately prior to the occurrence of such casualty and (y) the Debt Service Coverage Ratio as of the date hereof, (C) more than thirty percent (30%) of the reasonably estimated fair market value of the affected Project is damaged or destroyed, (D) one or more Major Leases constituting in excess of twenty-five percent (25%) of the leaseable square footage of the Project that is physically affected by such destruction shall not continue in full force and effect or are not reasonably likely (as reasonably determined by Lender) to be replaced within six (6) months following completion of the Work with Space Lease(s) acceptable to Lender, (E) Lender is not reasonably satisfied that the Work can be substantially completed (subject only to minor punchlist items) six (6) months prior to Maturity or (F) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Project as a result of the occurrence of any such casualty or condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 3.01(a)(iii) above (each, a “Substantial Casualty”), Lender shall have the option, in its sole discretion to apply the applicable Insurance Proceeds it may receive pursuant to this Agreement (less any out-of-pocket cost to Lender of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Lender, including, without limitation, reasonable attorneys’ fees and expenses) to the payment of the Debt, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III.  In the event that Lender shall elect to apply such proceeds to the Debt, (i) the Allocated Loan Amount of the affected Project shall be reduced on a dollar for dollar basis with the amount of proceeds so applied, (ii) Borrower shall have the right to cause a Release of such Project, and (iii) in connection with such Release, (A) the Release Amount shall be the Allocated Loan Amount of such Project (as such Allocated Loan Amount may have been adjusted pursuant to the definition thereof) as so reduced and (B) Borrower shall not be required to satisfy the other conditions to a Release with respect to the Project, except those set forth in Section 15.02(b), (c), (f), (h) and (i).

(v) In the event that Lender elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Debt without any prepayment fee or charge of any kind.

(b) If any Condemnation Proceeds in accordance with Section 6.01(a), or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of a Project, then such proceeds shall be deposited into a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any out-of-pocket cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and costs allocable to inspecting the Work and the plans and specifications therefor) subject to Section 5.13 hereof and to all of the following conditions:

(i) An Independent architect or engineer selected by Borrower and reasonably acceptable to Lender (an “Architect” or “Engineer”) or a Person otherwise reasonably acceptable to Lender, shall have delivered to Lender a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Lender in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Borrower shall have delivered to Lender (A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Lender, in the amount of such excess and draws on such letter of credit shall be made by Lender to make payments pursuant to this Article III following exhaustion of the Insurance Proceeds therefore, (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Lender, or (D) such other collateral as shall be reasonably acceptable to Lender.

(ii) If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Lender to be equal to or exceed five percent (5%) of the Loan Amount, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Project shall be at least equal in replacement value and general utility to the Project prior to the damage or destruction.

(iii) Each request for payment shall be made on not less than ten (10) days’ prior notice to Lender and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer’s Certificate stating (A) that payment is for Work completed in compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Borrower for payments by Borrower to date, or is due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Project, that title to the personal property items covered by the request for payment is vested in Borrower (unless Borrower is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited by Borrower held by Lender after such payment is not less than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such Officer’s Certificate shall certify as to the remaining clauses above, and provided, further, that Lender shall not be obligated to disburse such funds if Lender determines, in Lender’s reasonable discretion, that Borrower is not be in compliance with this Section 3.04(b).  Additionally, each request for payment shall contain a statement signed by Borrower stating that the requested payment is for Work satisfactorily done to date.

(iv) Each request for payment shall be accompanied by bills and invoices covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, waivers of lien (which may be conditioned upon payment), in customary form and substance, a search prepared by a title company or licensed abstractor, or by other evidence reasonably satisfactory to Lender that there has not been filed with respect to the Project any mechanic’s or other lien or instrument for retention of title relating to any part of the Work not discharged of record.  Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Lender that UCC filings therefor provide a valid first lien on the personal property.

(v) Lender shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Borrower with the provisions hereof.  Neither the approval by Lender of any required plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

(vi) Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days.

(vii) Until such time as the Work has been substantially completed, Lender shall not be obligated to disburse up to ten percent (10%) of the cost of the Work (the “Retention Amount”) to Borrower.  Upon substantial completion of the Work, Borrower shall send notice thereof to Lender and, subject to the conditions of Section 3.04(b)(i)-(iv), Lender shall disburse one-half of the Retention Amount to Borrower; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Borrower when Lender shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Project in accordance with all Legal Requirements.  Borrower hereby covenants to diligently seek to obtain any such certificates, licenses and permits; provided, however, that Lender will release the portion of the Retention Amount being held with respect to any contractor, subcontractor or materialman engaged in the Work as of the date upon which the Architect or Engineer certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all Work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the title insurance policy, and Lender receives an endorsement to the applicable title insurance policy insuring the continued priority of the lien of the applicable Mortgage and evidence of payment of any premium payable for such endorsement.

(viii) Upon failure on the part of Borrower promptly to commence the Work or to proceed diligently and continuously (subject only to force majeure) to completion of the Work, which failure shall continue after notice for thirty (30) days (but in no event more than ninety (90) days in the case of force majeure), Lender may apply any Insurance Proceeds or Condemnation Proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Lender shall be entitled to apply at any time all or any portion of the Insurance Proceeds or Condemnation Proceeds it then holds to the extent necessary to cure any Event of Default under this Agreement, the Note or any other Loan Document.

(c) If Borrower (i) within ninety (90) days after the occurrence of any damage to any Project or any portion thereof (or such shorter period as may be required under any Major Space Lease) shall fail to submit to Lender for approval plans and specifications (if required pursuant to Section 3.04(b)(ii) hereof) for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Lender, shall fail to promptly commence such Work or (iii) shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of any Project or any portion thereof, upon five (5) Business Days prior notice to Borrower (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable.  Borrower hereby waives, for Borrower, any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant to this paragraph (c), and Lender may apply all or any portion of the Insurance Proceeds (without the need to fulfill any other requirements of this Section 3.04) to reimburse Lender and such receiver, for all costs not reimbursed to Lender or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver.

(d) Except as provided in Section 3.04(a)(ii) above, Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to collect and receive any Insurance Proceeds paid with respect to any portion of the Projects or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any Insurance Proceeds whether payable by reason of loss thereunder or otherwise.

Section 3.05. Compliance with Insurance Requirements.  Borrower promptly shall comply with, and shall cause the Projects to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of any of the Projects or any portion thereof provided a Borrower shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Event of Default shall exist during such contest and such contest shall not subject any of the Projects or any portion thereof to any lien or affect the priority of the lien of the related Mortgage, (b) failure to comply with such Insurance Requirements will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of any of the Projects, (e) none of the Projects or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (f) Borrower has given Lender prompt notice of such contest and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof, and (h) prior to and during such contest, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Lender shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement and the Mortgages, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender).  If Borrower shall use any of the Projects or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Borrower immediately shall obtain a substitute policy which shall satisfy the requirements of this Agreement and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled.  Borrower shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy.  Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable to Lender in connection with the transaction contemplated hereby.

Section 3.06. Event of Default During Restoration.  Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the provisions of this Article 3, if an Event of Default exists (a) at the time of any casualty affecting a Project or any part thereof, or (b) at any time during any Work, or (c) at any time that Lender is holding or is entitled to receive any Insurance Proceeds pursuant to this Agreement, then Lender shall have no obligation to make such proceeds available for Work and Lender shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the Insurance Proceeds, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Lender in accordance with the terms hereof in connection with the adjustment of the loss and any balance toward payment of the Debt in such priority and proportions as Lender, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Lender shall determine, or to cure such Event of Default, or to any one or more of the foregoing as Lender, in its sole and absolute discretion, may determine.  If Lender shall receive and retain such Insurance Proceeds, the lien of the Mortgages shall be reduced only by the amount thereof received, after reimbursement to Lender of expenses of collection, and actually applied by Lender in reduction of the principal sum payable under the Note in accordance with the Note.

Section 3.07. Application of Proceeds to Debt Reduction.  (a)  No damage to any Project, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Borrower from its liability to pay in full the Debt and to perform its obligations under this Agreement and the other Loan Documents.

(b) If any Insurance Proceeds are applied to reduce the Debt, Lender shall apply the same in accordance with the provisions of the Note.

ARTICLE IV

IMPOSITIONS

Section 4.01. Payment of Impositions, Utilities and Taxes, etc.  (a)  Borrower shall pay or cause to be paid all Impositions at least five (5) Business Days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Lender, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Lender evidencing the payment thereof.  If Borrower shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, or if there are insufficient funds in the Basic Carrying Costs  Escrow Account to pay any Imposition, Lender shall have the right, but shall not be obligated, to pay that Imposition, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Mortgages.

(b) Borrower shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges payable by Borrower for electricity, power, gas, water and other services and utilities in connection with the Projects, and shall, upon request, which request shall not be made more than twice during any 12-month period, unless a Default shall have occurred and be continuing, deliver to Lender receipts or other documentation reasonably satisfactory to Lender evidencing payment thereof.  If Borrower shall fail to pay any amount required to be paid by Borrower pursuant to this Section 4.01 and is not contesting such charges in accordance with Section 4.04 hereof, Lender shall have the right, but shall not be obligated, to pay that amount, and Borrower will repay to Lender, promptly after demand, any amount paid by Lender with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Mortgages.

(c) Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Lender and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents.  If Borrower shall fail to make any such payment within ten (10) Business Days after written notice thereof from Lender, Lender shall have the right, but shall not be obligated, to pay the amount due, and Borrower shall reimburse Lender therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Mortgages.  Prior to the earlier to occur of an Event of Default and the Maturity Date, Borrower’s payment obligations under this Section 4.01(c) shall be limited to the extent of funds in the Cash Collateral Escrow Account available for such purpose pursuant to Section 5.11(b)(viii) hereof.

Section 4.02. Deduction from Value.  In the event of the passage after the date of this Agreement of any Legal Requirement deducting from the value of the Projects for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Agreement and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Lender, or impose any tax or other charge on any Loan Document, then Borrower will pay such tax, with interest and penalties thereon, if any, within the statutory period.  In the event the payment of such tax or interest and penalties by Borrower would be unlawful, or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable, with no prepayment fee or charge of any kind.  Prior to the earlier to occur of an Event of Default and the Maturity Date, Borrower’s payment obligations under this Section 4.02 shall be limited to the extent of funds in the Cash Collateral Escrow Account available for such purpose pursuant to Section 5.11(b)(viii) hereof.

Section 4.03. No Joint Assessment.  Borrower shall not consent to or initiate the joint assessment of any Project (a) with any other real property constituting a separate tax lot and Borrower represents and covenants that each Project is and shall remain one or more separate tax lots or (b) with any portion of such Project which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Project as a single lien.

Section 4.04. Right to Contest.  Borrower shall have the right, after prior notice to Lender, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 4.01(b), provided that (a) no Event of Default shall exist during such proceedings and such contest shall not (unless Borrower shall comply with clause (d) of this Section 4.04) subject any of the Projects or any portion thereof to any lien or affect the priority of the lien of any Mortgage, (b) failure to pay such Imposition or charge will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Borrower first pays the Imposition or charge), (d) prior to and during such contest, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Lender may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement and the Mortgages, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender), (e) such contest shall not materially and adversely affect the ownership, use or occupancy of any of the Projects, (f) none of the Projects or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (g) Borrower has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section 4.04, and (h) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof.  Upon completion of any contest, Borrower shall immediately pay the amount due, if any, and deliver to Lender proof of the completion of the contest and payment of the amount due, if any, following which Lender shall return the security, if any, deposited with Lender pursuant to clause (d) of this Section 4.04.  Borrower shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Lender, deliver copies of all notices and bills relating to any Imposition or other charge covered by this Article IV to Lender.

Section 4.05. No Credits on Account of the Debt.  Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against any of the Projects or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of any of the Projects, or any part thereof, by reason of this Agreement or the Debt.  In the event such claim, credit or deduction shall be required by Legal Requirements, Lender shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, and Borrower hereby agrees to pay such amounts not later than one hundred twenty (120) days after such notice.

Section 4.06. Documentary Stamps.  If, at any time, the United States of America, any State or Commonwealth thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, any of the Mortgages, this Agreement or any other Loan Document, or impose any other tax or charges on the same, Borrower will pay the same, with interest and penalties thereon, if any.  Prior to the earlier to occur of an Event of Default and the Maturity Date, Borrower’s payment obligations under this Section 4.06 shall be limited to the extent of funds in the Cash Collateral Escrow Account available for such purpose pursuant to Section 5.11(b)(viii) hereof.

ARTICLE V

CENTRAL CASH MANAGEMENT

Section 5.01. Available Cash.  Borrower hereby acknowledges and agrees that all cash derived from (a) Rents (which for the purposes of this Section 5.01 shall not include security deposits from tenants under Leases held by Borrower and not applied towards Rent), (b) Loss Proceeds, (c) Excess Net Sales Proceeds and (d) other sources (to include elective capital contributions by the owners of Borrower) shall be transferred or deposited into the Central Account and then utilized (i) to fund the Basic Carrying Costs Sub-Account, (ii) to fund the Operating Expense Sub-Account, (iii) to make the Required Debt Service Payment by funding the Debt Service Payment Sub-Account, (iv) to fund the Recurring Replacement Reserve Sub-Account and (v) to fund the Reletting Reserve Sub-Account.  Borrower shall cause Manager to collect all security deposits from tenants under valid Leases, which shall be held by Manager, as agent for Borrower, in accordance with applicable law and, if in cash, and required by Legal Requirements to be maintained in a segregated account, in a segregated demand deposit bank account at Signature Bank, or such other commercial or savings bank or banks as may be selected by Borrower and reasonably satisfactory to Lender (the “Security Deposit Account”).  Borrower shall notify Lender of any security deposits held as letters of credit and, upon Lender’s request, such letters of credit shall be promptly delivered to Lender.  Borrower shall have no right to withdraw funds from the Security Deposit Account; provided that, except during the continuance of an Event of Default, Borrower may withdraw funds from the Security Deposit Account to refund or apply security deposits as required or permitted by the Leases or by applicable Legal Requirements.  During the continuance of an Event of Default, all withdrawals from the Security Deposit Account must be approved by Lender, which approval shall not be withheld (and shall be granted promptly) if a refund or application of such security deposits is required by the Leases or by the applicable Legal Requirements.  Borrower shall cause all Rent which is due and payable to Borrower pursuant to the terms of the Leases (other than security deposits under valid Leases which are held in the Security Deposit Account) to be paid through automated clearing house funds (“ACH”), by Federal wire or by check directly to the Clearing Account.  Pursuant to the Clearing Account Agreement, Borrower shall cause the Clearing Account Bank to transfer on each Business Day all available funds on deposit in the Clearing Account to the Central Account.  Borrower shall give each tenant under a Lease an irrevocable direction in the form of Exhibit E attached hereto and made a part hereof to deliver all rent payments made by tenants and other payments constituting Rent directly to the Clearing Account and shall deliver copies of such letters to Lender, together with an Officer’s Certificate certifying that such letters were mailed to each tenant under the Leases promptly after the Closing Date.  If, notwithstanding the foregoing, any Rent is received by Borrower or Manager, then (a) such amounts shall be held in trust for the benefit, and as the property, of Lender, (b) such amounts shall not be commingled with any other funds or property of Borrower or Manager and (c) Borrower or Manager shall deposit such amounts in the Clearing Account within three (3) Business Days of receipt.  Upon execution of any Space Lease after the Closing Date, Borrower shall deliver to Lender a copy of the irrevocable direction letter referred to above, the receipt of which has been acknowledged by the tenant under such Space Lease.  Lender may elect for Cause to change the financial institution in which the Clearing Account and Central Account shall be maintained; however, Lender shall give Borrower not fewer than five (5) Business Days’ prior notice of such change.  All fees and charges of the bank(s) in which the Clearing Account and Central Account is located shall be paid by Borrower.  For purposes of this Section 5.01, “Cause” shall mean (i) any financial institution which maintains the Clearing Account or the Central Account shall be in default of the Clearing Account Agreement or any other agreement relating to the Clearing Account and/or the Central Account, (ii) Lender reasonably determines that the financial condition of such financial institution has deteriorated materially, or (iii) an Event of Default shall have occurred and be continuing.

Section 5.02. Establishment of Accounts.  Lender has established the Escrow Accounts and the Central Account in the name of Lender as secured party.  The Escrow Accounts, the Central Account and the Clearing Account shall be under the sole dominion and control of Lender and funds held therein shall not constitute trust funds.  Borrower hereby irrevocably directs and authorizes Lender to withdraw funds from the Central Account, Clearing Account and the Escrow Accounts, all in accordance with the terms and conditions of this Agreement.  Borrower shall have no right of withdrawal in respect of the Clearing Account, Central Account or the Escrow Accounts.  Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Central Account or the affected Sub-Account or Escrow Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient.  The Central Account shall contain the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the Reletting Reserve Sub-Account and the Bank Fees Sub-Account, each of which accounts shall be Eligible Accounts or book-entry sub-accounts of an Eligible Account (each a “Sub-Account” and collectively, the “Sub-Accounts”) to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.  Sums held in the Escrow Accounts may be commingled with other monies held by Lender.

Section 5.03. Permitted Investments.  All sums deposited into the Recurring Replacement Reserve Escrow Account, the Reletting Reserve Escrow Account and the Cash Collateral Escrow Account may be invested in Permitted Investments; however, Borrower acknowledges that Lender makes no representation or warranty as to the rate of return earned thereon.  Lender shall not have any liability for any loss in investments of funds in such Escrow Accounts and no such loss shall affect Borrower’s obligation to fund, or liability for funding, the Central Account and each Sub-Account and Escrow Account, as the case may be.  Borrower agrees that Lender shall include all such earnings on the aforesaid Escrow Accounts as income of Borrower (and, if Borrower is a partnership, limited liability company or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be) for federal and applicable state and local tax purposes.  All interest paid or other earnings on funds deposited into the Escrow Accounts made hereunder shall be deposited into the Central Account and shall be allocated to the Recurring Replacement Reserve Escrow Account, the Reletting Reserve Escrow Account or the Cash Collateral Escrow Account, as applicable.  Borrower shall pay all costs, fees and expenses incurred in connection with the establishment and maintenance of, or the disbursement from any of the foregoing Escrow Accounts, which sums shall be due and payable by Borrower upon demand and may be deducted by Lender from amounts on deposit in the Central Account or the Escrow Accounts.

Section 5.04. Servicing Fees.  At the option of Lender, the Loan may be serviced by Lender or by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement to the Servicer.  Borrower shall pay all servicing fees of Servicer pursuant to the Servicer’s then standard conditions and rates or of Lender, if Lender is servicing the Loan on its own behalf, in any case, not to exceed two basis points (i.e., 0.02%) per annum paid on the aggregate balance of the Principal Amount computed on the basis of the actual number of days elapsed in a 360 day year.

Section 5.05. Monthly Funding of Sub-Accounts and Escrow Accounts.

(a) On each Payment Date during the term of the Loan, the funds derived from Rents, Loss Proceeds, Excess Net Sales Proceeds and other sources (to include elective capital contributions by the owners of Borrower) transferred or deposited into the Central Account shall be allocated, notwithstanding any provisions to the contrary in Section 5.01 hereof, among the Sub-Accounts as follows and in the following priority:

(i) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Current Month has been allocated to the Basic Carrying Costs Sub-Account; and

(ii) second, to the Operating Expense Sub-Account, until an amount equal to the Approved Payables for the Fiscal Operating Month which ends on the day immediately preceding the date that Borrower submits an Expense Schedule with respect to the Payment Date in question, has been allocated to the Operating Expense Sub-Account;

(iii) third, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in such Current Month has been allocated to the Debt Service Payment Sub-Account;

(iv) fourth, to the Recurring Replacement Reserve Sub-Account, until an amount equal to the Recurring Replacement Reserve Monthly Installment for such Current Month has been allocated to the Recurring Replacement Reserve Sub-Account;

(v) fifth, to the Reletting Reserve Sub-Account, until an amount equal to the Reletting Reserve Monthly Installment for such Current Month has been allocated to the Reletting Reserve Sub-Account;

(vi) sixth, to the Cash Collateral Sub-Account an amount equal to all remaining funds then on deposit in the Central Account.

(b) On each Payment Date, provided that no Event of Default exists, amounts held in the Sub-Accounts will be transferred or disbursed, as applicable, as follows:  (i) sums held in the Basic Carrying Costs Sub-Account shall be transferred to the Basic Carrying Costs Escrow Account; (ii) sums held in the Operating Expense Sub-Account shall be disbursed to Borrower; (iii) sums held in the Debt Service Payment Sub-Account, together with any amounts deposited into the Central Account that are either (y) Loss Proceeds that Lender has elected to apply to reduce the Debt in accordance with the terms of Article III hereof or (z) excess Loss Proceeds remaining after the completion of any restoration required hereunder, shall be transferred to Lender to be applied towards the Required Debt Service Payment, with any excess being applied to the Principal Amount; (iv) sums held in the Recurring Replacement Reserve Sub-Account shall be transferred to the Recurring Replacement Escrow Account; (v) sums held in the Reletting Reserve Sub-Account shall be transferred to the Reletting Reserve Escrow Account; and (vi) sums held in the Cash Collateral Sub-Account shall be transferred to the Cash Collateral Escrow Account.

(c) The failure of Borrower to make all of the payments required under clauses (i) and (ii) of Section 5.05(a) in full on each Payment Date shall constitute an Event of Default under this Agreement, irrespective of the amount of funds on deposit in the Central Account; provided, however, if adequate funds are available in the Central Account for such payments or are available pursuant to the last sentence of Section 5.11(b), the failure by the Bank to allocate such funds to the appropriate Sub-Accounts shall not constitute an Event of Default and any funds in the Cash Collateral Escrow Account will be disbursed by Lender pursuant to Section 5.11(b) hereof.  However, notwithstanding anything to the contrary provided in this Agreement, the lack of sufficient funds in the Central Account to make the payments required under clauses (iii) through (v), inclusive (it being agreed that clause (vi) imposes no obligation upon Borrower) of Section 5.05(a) in full on each Payment Date shall not constitute an Event of Default, provided that Borrower complies with its obligation under the first sentence of Section 5.01 to cause all cash to be deposited in the Central Account.

(d) (i)  On or before the day that is seven (7) days prior to each Payment Date (such day, the “Expense Schedule Submission Date”), Borrower shall deliver to Lender, for its approval, not to be unreasonably withheld, a schedule of Operating Expenses that Borrower proposes to pay, on or after the Payment Date in question, which Operating Expenses relate to the Fiscal Operating Month that ended on the date immediately preceding such Expense Schedule Submission Date (the “Expense Schedule”).  Lender will approve or disapprove such Expense Schedule within three (3) Business Days after its receipt thereof and Lender’s failure to approve or disapprove any or all of such Operating Expenses shall be deemed to be Lender’s disapproval thereof (the Operating Expenses so approved by Lender for payment shall be referred to herein as the “Approved Payables”).  Any Operating Expense on the Expense Schedule that is, by definition, an Approved Operating Expense, shall be deemed to have been approved by Lender and shall not require Lender’s further approval under this subsection (d).  In no event shall the Expense Schedule include Basic Carrying Costs, income taxes, debt service, extraordinary non-recurring costs, Capital Expenditures, any expenses paid with funds released from any escrow or reserve accounts, or non-cash charges or expenses such as depreciation or amortization (by way of example and not by limitation).

(ii)  On or prior to the delivery to Lender of each Expense Schedule, Borrower shall deliver to Lender an Officer’s Certificate setting forth a detailed list of all Operating Expenses which were actually paid by Borrower pursuant to the previously delivered Expense Schedule, which Officer’s Certificate shall, upon Lender's request, be accompanied by invoices for such Operating Expenses and such documentation as is reasonably acceptable to Lender evidencing that such Operating Expenses were paid (such Officer’s Certificate, together with the supporting documentation, the “Monthly True-Up Operating Expense Statement” and the Operating Expenses set forth therein which are accompanied (at Lender's request) by the invoices and evidence of payment required under this subsection (d) (ii), the “Actual Monthly Operating Expenses”).  If the Actual Monthly Operating Expenses for the Interest Accrual Period immediately preceding the applicable Payment Date are less than the amount of the Approved Payables disbursed to Borrower pursuant to Section 5.05(b)(ii) on such Payment Date (the amount by which the Approved Payables exceed the Actual Monthly Operating Expenses, the (“Excess Monthly Operating Expense Payment”), then the amount to be disbursed to Borrower pursuant to Section 5.05(b)(ii) on the next succeeding Payment Date shall be reduced by an amount equal to the Excess Monthly Operating Expense Payment.

(e) Borrower agrees that, during the existence of any Event of Default, Lender shall have the right to apply all or any portion of the funds in the Central Account or any Sub-Account or Escrow Account to the Debt in Lender’s sole discretion.

Section 5.06. Payment of Basic Carrying Costs.  Subject to the following provisions of this Section 5.06, Borrower hereby agrees to pay all Basic Carrying Costs (without regard to the amount of money in the Basic Carrying Costs Sub-Account or the Basic Carrying Costs Escrow Account).  Provided that no Event of Default has occurred, Lender shall make payment of the Basic Carrying Costs out of the Basic Carrying Costs Escrow Account before same shall be delinquent, provided, however, that if there are not sufficient funds available in the Basic Carrying Costs Escrow Account, Lender shall not be obligated to release funds to pay any Basic Carrying Costs, unless Borrower demonstrates to Lender’s reasonable satisfaction that Borrower has paid or will pay any such deficiency and/or that funds in an amount sufficient to pay such deficiency are on deposit in the Cash Collateral Escrow Account and available for such purpose pursuant to this Agreement.  Upon Lender’s request, Borrower shall furnish Lender with bills and all other documents necessary, as reasonably determined by Lender, for the payment of the Basic Carrying Costs which are then due and payable.  Borrower’s obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions.  Notwithstanding the foregoing provisions of this Section 5.06, Lender acknowledges that Borrower has advised Lender that Borrower maintains a blanket insurance policy to cover the Projects and pays the premiums for such policy in advance.  Upon presentation to Lender of evidence reasonably satisfactory to Lender of the payment of such premiums, provided that no Event of Default has occurred, Lender agrees to release to Borrower from the Basic Carrying Costs Escrow Account (to the extent of funds on deposit therein) funds in an amount required to reimburse Borrower for the premiums so paid.  Provided that no Event of Default shall exist, all funds deposited into the Basic Carrying Costs Escrow Account shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof.  Should an Event of Default exist, the sums on deposit in the Basic Carrying Costs Sub-Account and the Basic Carrying Costs Escrow Account may be applied by Lender in payment of any Basic Carrying Costs or may be applied to the payment of the Debt or any other charges affecting all or any portion of any of the Projects as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.07. Reletting Reserve Escrow Account.  Borrower hereby agrees to pay all Reletting Expenditures (subject to the amount of money then on deposit in the Reletting Reserve Escrow Account, the Reletting Reserve Sub-Account or the Cash Collateral Reserve Account and available for such purpose pursuant to this Agreement).  Upon the execution of any Space Lease with respect to which Borrower is obligated to undertake or pay for any Reletting Expenditures, Borrower shall submit to Lender (a) a budget (a “Budget”) outlining in reasonable detail all of the material expenses relating to said Reletting Expenditures, (b) with respect to a Lease other than a Major Space Lease, a copy of the signed Lease to which said Reletting Expenditures relate which is otherwise in compliance with the provisions of this Agreement, (c) a copy of the plans and specifications for the proposed Reletting Expenditures (to the extent applicable), and (d) an Officer’s Certificate with respect to the items referred to in clauses (a) through (c) and, as applicable, setting forth an anticipated completion date for the Reletting Expenditures (other than leasing commissions).  Thereafter, provided that no Event of Default shall exist and that Lender has received a written request from Borrower for payment or reimbursement of any costs incurred in connection with any Reletting Expenditures or a portion thereof, together with (i) copies of bills for such Reletting Expenditures and, if requested by Lender with respect to any single line item costing in excess of $10,000.00, unconditional lien waivers (other than conditioned upon payment of the amount requested), (ii) a statement from an Architect or Engineer, indicating that the Reletting Expenditures or portion thereof in question have been completed in compliance with all Legal Requirements, and (iii) such other documentation as may be reasonably requested by Lender to establish that the Reletting Expenditures (other than leasing commissions) or portion thereof which are the subject of such request have been completed, all of which are reasonably acceptable in form and substance to Lender, Lender shall disburse within five (5) Business Days after such request to Borrower the amount requested in connection with such Reletting Expenditures.  Borrower may make a request for disbursement of sums from the Reletting Reserve Escrow Account no more than twice during any month and any request shall be in a minimum amount of $25,000 (except for the final disbursement, which may be less than $25,000).  With respect to any Reletting Expenditures that constitute brokerage commissions, upon the receipt of (x) copies of bills for such Reletting Expenditures and (y) with respect to each Lease other than a Major Space Lease, a copy of the signed Lease to which said Reletting Expenditures relate which Lease is in compliance with the provisions of this Agreement, Lender shall disburse to Borrower the amount requested to pay for such Reletting Expenditures out of the Reletting Reserve Escrow Account.  Lender shall not be required to make any disbursements out of the Reletting Reserve Escrow Account if (i) an Event of Default shall exist, (ii) more than two such requests are made in any month or (iii) sufficient funds are not available in the Reletting Reserve Sub-Account and/or on deposit in the Cash Collateral Escrow Account and available for such purpose pursuant to this Agreement.  Provided that no Event of Default shall exist, all funds deposited into the Reletting Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of Reletting Expenditures.  Should an Event of Default exist, the sums on deposit in the Reletting Reserve Escrow Account may be applied by Lender in payment of any Reletting Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Projects, as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.08. Recurring Replacement Reserve Escrow Account.  Borrower hereby agrees to pay all Recurring Replacement Expenditures with respect to each of the Projects (subject to the amount of money then on deposit in the Recurring Replacement Reserve Sub-Account or the Recurring Replacement Reserve Escrow Account and/or on deposit in the Cash Collateral Escrow Account and available for such purpose pursuant to this Agreement).  Provided that Lender has received written notice from Borrower at least five (5) Business Days prior to the due date of any payment relating to Recurring Replacement Expenditures and not more frequently than once each month, and further provided that no Event of Default exists, that there are sufficient funds available in the Recurring Replacement Reserve Escrow Account and Borrower shall have theretofore furnished Lender with copies of bills, invoices and other documentation as may be reasonably required by Lender to establish that the Recurring Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Projects, Lender shall promptly make such payments out of the Recurring Replacement Reserve Escrow Account.

Provided that no Event of Default shall exist, all funds deposited into the Recurring Replacement Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of Recurring Replacement Expenditures.  Should an Event of Default exist, the sums on deposit in the Recurring Replacement Reserve Sub-Account and the Recurring Replacement Reserve Escrow Account may be applied by Lender in payment of any Recurring Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Projects, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.09. [Reserved]

(a) .

Section 5.10. [Reserved].

Section 5.11. Cash Collateral Escrow Account.

(a) Pursuant to Section 5.05(b) all funds on deposit in the Cash Collateral Sub-Account shall be transferred to the Cash Collateral Escrow Account.  All funds on deposit in the Cash Collateral Escrow Account shall be held and disbursed by Lender pursuant to the provisions of this Agreement.  Amounts in the Cash Collateral Escrow Account are to be used solely and exclusively for the purposes of making the payments described in subsection (b) below.

(b) So long as no Event of Default exists, subject to the foregoing provisions of subsection (a), Lender shall disburse on each Payment Date from the balance on deposit in the Cash Collateral Escrow Account, pro tanto, the following amounts (in the following order): (i) first, to Borrower, the amount necessary for Borrower to pay, in full, the Reletting Expenditures payable during the month ending on the day preceding the Payment Date in question (if but only to the extent that funds are not otherwise available for such purpose from the Reletting Reserve Escrow Account, it being agreed that no funds in the Cash Collateral Escrow Account will be applied to the payment of Reletting Expenditures prior to the application of all funds on deposit in the Reletting Reserve Escrow Account), provided that Borrower has complied fully with all of the terms and conditions set forth in Section 5.07 hereof for the disbursement of funds from the Reletting Reserve Escrow Account for the payment of Reletting Expenditures, (ii) then, to Lender, the amount required to pay, in full, the aggregate amount of any Shortfall Interest (as defined in the Note), (iii) then, to Borrower, the amount necessary for Borrower to pay, in full, the Recurring Replacement Expenditures payable during the month ending on the day preceding the Payment Date in question (if but only to the extent that funds are not otherwise available for such purpose from the Recurring Replacement Reserve Escrow Account, it being agreed that no funds in the Cash Collateral Escrow Account will be applied to the payment of Recurring Replacement Expenditures prior to the application of all funds on deposit in the Recurring Replacement Reserve Escrow Account), provided that Borrower has complied fully with all of the terms and conditions set forth in Section 5.08 hereof for the disbursement of funds from the Recurring Replacement Reserve Escrow Account for the payment of Recurring Replacement Expenditures, (iv) then, to Lender, the amount required to pay, in full, the amount of any CD Interest, but only on the Maturity Date, (v) then, to Lender, the unpaid Principal Amount, no earlier than the Maturity Date, (vi) then, to Lender, all Default Interest, (vii) then, to Lender, all late Charges, (viii) then, to Lender, any other charges and sums due under this Agreement, the Note or any of the other Loan Documents, and (ix) last, to Lender, all Participation Interest on the Maturity Date or the earlier repayment in full of the Debt in connection with an Acceptable Refinancing or otherwise (the aggregate amount of the funds disbursed during the Term pursuant to the preceding clauses (i) through (iv), inclusive, and (vi) through (viii), inclusive, is herein referred to as the “CCEA Disbursements”).  Funds on deposit in the Cash Collateral Escrow Account shall not be used for any other purpose, provided, however, that if, on any Payment Date, the funds then on deposit in the Central Account are not sufficient to make the payments required under Sections 5.05(a)(i) and (ii) hereof, then, if there are funds then on deposit in the Cash Collateral Escrow Account, such funds may be utilized to make the payments required under Sections 5.05(a)(i) and (ii) hereof prior to the application of such funds for the purposes described in the preceding clauses (i) through (viii), inclusive; provided, that during the ninety (90) day period prior to the Maturity Date, funds shall not be released from the Cash Collateral Escrow Account for the payment of any asset and property management fees or construction management fees to any Affiliate of Borrower pursuant to the Approved Management Agreement; provided, however, that the foregoing fees may be paid upon the Maturity Date or earlier repayment in full of the Debt in connection with an Acceptable Refinancing or otherwise, which fees shall be paid immediately prior to the payment of Participation Interest.  If, following the indefeasible payment in full of the Debt, there remain any funds on deposit in the Cash Collateral Escrow Account, Lender shall release fifty percent (50%) of such funds to Borrower and shall retain the remaining fifty percent (50%) thereof as additional interest under the Loan.

(c) Should an Event of Default exist, the sums on deposit in the Cash Collateral Escrow Account may be applied by Lender in payment of any Reletting Expenditures for any of the Projects, in payment of all accrued and unpaid interest (including all Shortfall Interest and CD Interest), if any, or may be applied to the payment of the Debt or any other charges affecting all or any portion of any of the Projects as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.12. [Reserved].

Section 5.13. Loss Proceeds.  In the event of a casualty to any Project, unless Lender elects, or is required pursuant to Article III hereof to make all of the Insurance Proceeds available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Lender shall, after deducting Lender’s reasonable costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys’ fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that if Lender elects, is required to elect or is deemed to have elected, to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent loss, business interruption or similar coverage shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Projects; provided, further, however, that in the event that the Insurance Proceeds with respect to such rent loss, business interruption or similar insurance policy are paid in one or more lump sums in advance, Lender shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty, shall divide the aggregate rent loss, business interruption or similar Insurance Proceeds by such number of months, and shall disburse from such bank account into the Central Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds.  In the event that Insurance Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank interest-bearing account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof.  Unless Lender elects, or is required pursuant to Section 6.01 hereof to make all of the Condemnation Proceeds available to Borrower for restoration, Lender and Borrower shall cause all such Condemnation Proceeds to be paid to the Central Account, whereupon Lender shall, after deducting Lender’s reasonable costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys’ fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Projects; provided, further, however, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Lender shall hold such Condemnation Proceeds in a segregated interest-bearing bank account, which shall be an

Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months that the Project shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such bank account into the Central Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds.  In the event that Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof.  If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid into the Central Account, or paid to Lender to hold in a segregated interest-bearing bank account at the Bank, in each case to be applied or disbursed in accordance with the foregoing.  Any Loss Proceeds (other than proceeds of business interruption, loss of rents or a temporary taking) made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Central Account, whereupon Lender shall apply the same to reduce the Debt in accordance with the terms of the Note.

Section 5.14. [Reserved].

Section 5.15. [Reserved].

Section 5.16. REIT Limitations on Investment of Sums in Escrow Accounts.  (a)  Notwithstanding anything herein to the contrary, Lender hereby acknowledges the status of MCC as a real estate investment trust (“REIT”) and Lender agrees that it shall only invest amounts held in the Escrow Accounts in a manner that is not inconsistent with the status of MCC as a REIT and which will not cause MCC to fail: (a) the annual gross income tests set forth in Section 856(c)(2) and (3) of the Code; and (b) the quarterly assets tests set forth in Section 856(c)(4) of the Code and which minimizes federal, state and local income and excise taxes incurred by MCC or any of its Affiliates, including taxes under Section 857(b), 860(c) and 4981 of the Code.

(b) Lender may invest the sums held in the Escrow Accounts in Permitted Investments.  Notwithstanding anything herein to the contrary, the Lender shall not invest the sums held in the Escrow Accounts, except as set forth in this Section 5.16, without the prior written approval of the Manager, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE VI

CONDEMNATION

Section 6.01. Condemnation.  (a)  Borrower shall notify Lender promptly of the commencement or threat of any Taking of all or any portion of a Project.  Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking in accordance with the terms of this Agreement, Borrower shall not make any compromise or settlement in connection with such proceedings without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed (except during the existence of an Event of Default, in which event Borrower’s approval shall not be required), provided, however, that Borrower may, without Lender’s consent, compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the Allocated Loan Amount of the affected Project.  Borrower shall execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Lender.  All Condemnation Proceeds are hereby assigned to and shall be paid to Lender.  If any Condemnation shall result in the actual constructive loss of fifteen percent (15%) or more of the fair market value of any Project, Lender shall have the option, in Lender’s sole discretion, to apply such Condemnation Proceeds (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and disbursements and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor), toward the payment of the Debt or to allow such proceeds to be used for the Work; provided, however, with respect to any other Condemnation, Lender shall make such proceeds available to Borrower for restoration in accordance with Section 3.04(b).  In the event Lender elects or is required to make Condemnation Proceeds available to be used toward the restoration or rebuilding of the affected Project to a usable whole, such Condemnation Proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b) hereof.  Any excess proceeds remaining after completion of such restoration or rebuilding shall be applied to the repayment of the Debt.  If the Condemnation Proceeds are used to reduce the Debt, they shall be applied in accordance with the provisions of the Note with no prepayment fee or charge of any kind.  In addition, in the event that Lender shall elect to apply such Condemnation Proceeds to reduce the Debt,  the Allocated Loan Amount of the affected Project shall be reduced on a dollar for dollar basis with the amount of proceeds so applied,  Borrower shall have the right to cause a Release of such Project and  in connection with such Release, the Release Amount shall be the Allocated Loan Amount of such Project (as such Allocated Loan Amount may have been increased pursuant to the definition thereof), as so reduced.  Borrower shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the Condemnation Proceeds to Lender.

(b) Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Sections 3.06 and 3.07 hereof.  No application of the Condemnation Proceeds to the reduction of the Debt shall have the effect of releasing the lien of any Mortgage until the remainder of the Debt has been paid in full; provided, however, (i) the Allocated Loan Amount of such Project (as such Allocated Loan Amount may have been increased pursuant to the definition thereof), shall be reduced on a dollar for dollar basis with the amount of such Condemnation Proceeds, (ii) Borrower may cause a Release of such Project in accordance with the terms and provisions of this Agreement and the other Loan Documents, and (iii) the Release Amount of such Project shall equal its remaining Allocated Loan Amount.  In the case of any Taking, Lender, to the extent that Lender has not been reimbursed by Borrower, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds.  All Condemnation Proceeds deposited with Lender pursuant to this Section, until expended or applied as provided herein, shall be held in accordance with Section 3.04(b) hereof and shall constitute additional security for the payment of the Debt and the payment and performance of Borrower’s obligations, but Lender shall not be deemed a trustee or other fiduciary with respect to its receipt of such Condemnation Proceeds or any part thereof.  All awards so deposited with Lender shall be held by Lender in a segregated interest-bearing Eligible Account but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith.  For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.

ARTICLE VII

LEASING AND MANAGEMENT

Section 7.01. Leases.  (a)  Borrower shall deliver copies of all Space Leases, and amendments, modifications and renewals thereof entered into after the date hereof, to Lender. All new Space Leases shall provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, and, except for Space Leases with the Manager not in excess of 4,000 square feet with respect to any Project, shall be arms-length transactions.  On the Original Date, Borrower has delivered to Lender, and Lender has approved, standard forms of Space Lease for the Projects, which provide that they are subordinate to the Loan and that the lessees thereunder will attorn to Lender.

(b) Borrower shall not enter into a proposed Major Space Lease or a proposed renewal, extension or modification (affecting monetary terms and/or other terms that are material in nature) of an existing Major Space Lease without the prior written consent of Lender which consent shall not, so long as no Event of Default exists, be unreasonably withheld or delayed (it being agreed and acknowledged by Borrower that Lender may consider, in connection with a request for its consent under this subsection (b), inter alia, the funds anticipated to be generated by the Projects and the availability of the same under Sections 5.05 and 5.11 to pay the anticipated tenant improvement costs and leasing commissions); provided, however, that with respect to any existing Major Space Lease, the foregoing shall not be deemed to limit the right of any tenant to extend or renew its lease pursuant to any such right or option in favor of any such tenant expressly set forth in its Lease.  Any request by Borrower for Lender’s approval of a proposed Major Space Lease shall be in writing and shall be accompanied by a copy of such proposed Major Space Lease, together with a summary of the material terms thereof (including, but not limited to, the proposed tenant improvement costs and leasing commissions) and a copy of such proposed lease as blacklined to show changes from the Standard Lease Form approved by Lender.  Lender shall approve or disapprove each proposed Major Space Lease or proposed renewal, extension or modification of an existing Major Space Lease for which Lender’s approval is required under this Agreement within ten (10) Business Days after the submission by Borrower to Lender of such written request for such approval, after which such proposed Major Space Lease shall be deemed to have been approved by Lender.  If requested by Borrower, within five (5) Business Days after request therefor, Lender will grant conditional approval of proposed Major Space Leases or proposed renewals, extensions or modifications of existing Major Space Leases based upon the initial summary of material terms, provided that Lender shall retain the right to disapprove any such proposed Major Space Lease or proposed renewal, extension or modification of an existing Major Space Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such proposed Major Space Lease or proposed renewal, extension or modification of an existing Major Space Lease or if the form of proposed Major Space Lease reflects material revisions to the Standard Lease Form that are not either (y) required to reflect the approved terms and conditions of the proposed Major Space Lease or (z) consistent with changes then being made generally to lease documents in the then current leasing market for comparable space in similar buildings in the locale of the Project in question.  If requested by Borrower with respect to a tenant (i) under a proposed Major Space Lease, and/or (ii) that is a “national” or “credit” tenant, Lender agrees to enter into its standard form of Subordination, Non-disturbance and Attornment agreement with such tenant, with such revisions to such form as are requested by the proposed tenant and are reasonably acceptable to Lender.

(c) Any new Space Lease or renewal, amendment and modification of any existing Space Lease that does not constitute a Major Space Lease shall not be subject to the prior approval of Lender; provided that (i) No Event of Default exists; (ii) the proposed Space Lease shall be written substantially in accordance with the standard form of Space Lease approved by Lender with respect to the applicable Project, subject to arms-length negotiated terms in accordance with reasonable commercial practices, (iii) the proposed Space Lease provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, (iv) shall have a term (together with all renewal options) of not greater than fifteen years and (v) Borrower demonstrates to Lender that there are sufficient funds to pay the required tenant improvement costs and leasing commissions, which are generated from the Projects and/or available for such purpose under Sections 5.05 and 5.11 hereof.

(d) Borrower (i) shall observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Space Leases as security for the Debt; (ii) shall promptly send copies to Lender of all material notices of default which Borrower shall receive under the Space Leases; (iii) shall, consistent with the Approved Manager Standard, enforce the material terms, covenants and conditions contained in the Space Leases to be observed or performed; (iv) shall not collect any of the Rents under the Space Leases more than one (1) month in advance (except that Borrower may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (v) shall not execute any other assignment of lessor’s interest in the Space Leases or the Rents except as otherwise expressly permitted pursuant to this Agreement; (vi) shall not cancel or terminate any of the Space Leases or accept a surrender thereof in any manner inconsistent with the Approved Manager Standard; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Projects or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall not, without Lender’s prior written approval (not to be unreasonably withheld, conditioned or delayed) alter, modify or change the material terms of any guaranty of any Major Space Lease or cancel or terminate any such guaranty; (ix) shall, in accordance with the Approved Manager Standard, make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Space Leases in accordance with the terms hereof; (x) shall not, without Lender’s prior written approval (not to be unreasonably withheld, conditioned or delayed) materially modify, alter or amend any Major Space Lease or Property Agreement; and (xi) shall, without limitation to any other provision hereof, execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Projects as are required herein and as Lender shall from time to time reasonably require.

(e) All security deposits of lessees, whether held in cash or any other form, shall be treated by Borrower as trust funds, but shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower in the Security Deposit Account.  Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by a Person reasonably satisfactory to Lender, shall, if permitted pursuant to Legal Requirements, at Lender’s option, name Lender as payee or mortgagee thereunder or be fully assignable to Lender and shall, in all respects, comply with applicable Legal Requirements and otherwise be reasonably satisfactory to Lender.  Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.  Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over the security deposits (and any interest thereon) to Lender to be held by Lender in accordance with the terms of this Agreement, the Leases and all Legal Requirements.

Section 7.02. Management of Projects.  (a)  Borrower shall manage the Projects or cause the Projects to be managed in accordance with the Approved Manager Standard.

(b) Borrower covenants and agrees with Lender that (i) each Project will be managed by Manager pursuant to the management agreements in effect, as of the Original Date, which agreements were approved by Lender (collectively, the “Initial Management Agreement”), until such time as the Initial Management Agreement is replaced, as more particularly described in subsection (c) below, (ii) after Borrower has knowledge of a fifty percent (50%) or more change in the ultimate beneficial control of the ownership of Manager, Borrower will promptly give Lender notice thereof (a “Manager Control Notice”) and (iii) the Management Agreement may be terminated by Lender at any time (A) for cause (including, but not limited to, Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud), or (B) during the existence of an Event of Default, or (C) following the receipt of a Manager Control Notice, or (D) that the Manager has defaulted in its obligations beyond any applicable notice and cure period as set forth in the Management Agreement, or (E) after the Manager takes an action or becomes the subject of an action taken as to it that is described in Section 13.01(h) or (i) hereof, but without giving effect to the qualifying proviso in Section 13.01(i), and a substitute managing agent satisfying the Approved Manager Standard shall be appointed by Borrower.  Borrower may from time to time appoint a successor manager to manage the Projects, provided that any such successor manager shall be a reputable management company which meets the Approved Manager Standard or is an Affiliate of Borrower.  Borrower further covenants and agrees that Borrower shall require Manager (or any successor managers) to maintain at all times during the term of the Loan worker’s compensation insurance as required by Governmental Authorities.  Borrower represents and warrants that the Initial Management Agreement, which is the Approved Management Agreement, has not been amended or modified since the Original Date, and remains in full force and effect.

(c) Borrower (i) covenants and agrees that any replacement management agreements for the Projects entered into by Borrower with Manager will be in form and substance reasonably acceptable to Lender and shall be submitted to Lender for its reasonable approval not less than five (5) Business Days prior to the date of execution (such replacement management agreement, together with the Initial Management Agreement, collectively, the “Management Agreement”), and (ii) acknowledges that Borrower has entered into and has caused Manager to enter into, for the benefit of Lender, a consent and subordination agreement in the form executed and delivered by Manager and Borrower to Lender on the Original Date.

ARTICLE VIII

MAINTENANCE AND REPAIR

Section 8.01. Maintenance and Repair of the Projects; Alterations; Replacement of Equipment.  Borrower hereby covenants and agrees that:

(a) Borrower shall not (i) desert or abandon any Project, (ii) change the use of any Project or cause or permit the use or occupancy of any part of any Project to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting any Project; or (iv) take any steps whatsoever to convert any Project, or any portion thereof, to a condominium or cooperative form of ownership.

(b) Borrower shall (i) take good care of all of the Projects including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in all material respects in compliance with all applicable Legal Requirements, (ii) promptly make all repairs to the Projects, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Projects in a manner appropriate for the facility, it being agreed and understood that Borrower’s obligation under this Section 8.01(b)(ii) to make any payments in the nature of Recurring Replacement Expenditures shall be limited to the amount of funds on deposit in the Recurring Replacement Reserve Escrow Account and/or on deposit in the Cash Collateral Escrow Account and available for such purpose pursuant to this Agreement and (iii) not commit or suffer to be committed any waste of the Projects or do or suffer to be done anything which will increase the risk of fire or other hazard to any of the Projects or impair the value thereof.  Borrower shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, each of the Projects, clean and free from dirt, snow, ice, rubbish and obstructions.  All repairs made by Borrower shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements.  To the extent any of the above obligations are obligations of tenants under Space Leases or other Persons under Property Agreements, Borrower may fulfill its obligations hereunder by causing such tenants or other Persons, as the case may be, to perform their obligations thereunder.  As used herein, the terms “repair” and “repairs” shall be deemed to include all necessary replacements.

(c) Borrower shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter any of the Projects or any portion thereof; nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration which would diminish the value of the Projects.  Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration (as hereinafter defined), (ii) could not reasonably be expected to have a Material Adverse Effect on the applicable Project or to Borrower and (iii) are in the ordinary course of Borrower’s business.  Borrower shall not perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Lender reserves the right to condition its consent to any Material Alteration on the following:  (i) such conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Lender of plans and specifications, construction budgets and the furnishing to Lender of evidence regarding funds, permits and insurance, in form and substance reasonably satisfactory to Lender; and (iii) Mortgagor’s agreement to pay all fees, costs and expenses reasonably incurred by Mortgagee in granting such consent, including, without limitation, reasonable attorneys’ fees and expenses.  As used herein, “Material Alteration” shall mean any alteration affecting structural elements of the applicable Project the cost of which exceeds $500,000; provided, however, that in no event shall (i) any Recurring Replacement Expenditures, (ii) any Reletting Expenditures or (iii) alterations performed as part of a restoration after a Casualty or Condemnation, constitute a Material Alteration.

(d) Borrower represents and warrants to Lender that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used by Borrower in connection with the management, operation or maintenance of the Projects, except for the Equipment and Fixtures and equipment leased by Borrower for the management, operation or maintenance of the Projects in accordance with the Loan Documents; (ii) the Equipment, Fixtures and the leased equipment constitute all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Projects; and (iii) all of the Equipment and Fixtures are free and clear of all liens, except for the lien of the Mortgage(s) and the Permitted Encumbrances, and except for such indebtedness as is permitted pursuant to Section 2.02(g) (viii) hereof.  All right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals and appurtenances to the Projects acquired by, or released to, Borrower or constructed, assembled or placed by Borrower in the Projects after the Original Date, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, encumbrance, conveyance, assignment or other act by Lender or Borrower, shall become subject to the lien and security interest of this Agreement as fully and completely, and with the same effect, as though owned by Borrower on the date hereof and specifically described in this Agreement, but at any and all times Borrower shall execute and deliver to Lender any documents Lender may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Agreement.

(e) Notwithstanding the provisions of this Agreement to the contrary, Borrower shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Projects.  Borrower shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims (except for such purchase money security interests granted by Borrower, provided the same are permitted pursuant to Section 2.02(g)(viii) hereof); except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Projects, Borrower shall not be required to replace the same.  All such replacements or additional equipment shall be deemed to constitute “Equipment” and shall be covered by the security interest herein granted.

ARTICLE IX

TRANSFER OR ENCUMBRANCE OF THE PROJECTS

Section 9.01. Other Encumbrances.  Borrower shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Projects or any part thereof or interest therein, including, without limitation, of the Rents therefrom.  In addition, Borrower shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of Borrower or any direct or indirect interest in Borrower, except as expressly permitted pursuant to this Agreement.

Section 9.02. No Transfer.  Borrower acknowledges that Lender has examined and relied on the expertise of Borrower and MCRLP in owning and operating properties such as the Projects in agreeing to make the Loan and will continue to rely on Borrower’s ownership of the Projects as a means of maintaining the value of the Projects as security for repayment of the Debt and Borrower acknowledges that Lender has a valid interest in maintaining the value of the Projects.  Borrower shall not Transfer, nor permit any Transfer, other than a Permitted Transfer, without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer, other than a Permitted Transfer, without Lender’s consent.  This provision shall apply to every Transfer other than a Permitted Transfer, regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

Section 9.03. Due on Sale.  Lender may declare the Debt immediately due and payable upon any Transfer, other than a Permitted Transfer, without Lender’s consent without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated.  This provision shall apply to every Transfer, other than a Permitted Transfer, of the Projects or any part thereof or interest in the Projects or in Borrower or Sole Member regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer of the Projects or interest in Borrower or Sole Member.

Section 9.04. Transfer of Projects; Loan Assumption.  Notwithstanding the foregoing set forth in Sections 9.02 and 9.03, neither Lender’s consent nor a Rating Comfort Letter shall be required for, and Borrower shall have the one-time right to effect, a sale or transfer of (a) fee title to all of the Projects or (b) 100% of the direct and/or indirect ownership interests in the Borrower, in either case in a single transaction (“Special Transfer”) to a Qualified Transferee, provided that Borrower satisfies the following conditions:

(i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

(ii) Lender shall have received from Borrower not less than thirty (30) days’ prior written notice of the proposed sale or transfer;

(iii) Lender shall have received information satisfactory to it regarding such Qualified Transferee’s compliance with the Patriot Act;

(iv) such Qualified Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Projects, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to reasonably withhold approval of the substitution of the property manager);

(v) such Qualified Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Qualified Transferee’s agreement to abide and be bound by the terms of the Note, the Mortgage and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

(vi) Lender shall have received evidence satisfactory to it (which shall include a legal non-consolidation opinion reasonably acceptable to (A) prior to a Secondary Market Transaction, Lender or (B) after a Secondary Market Transaction, the Rating Agency) that the single-purpose nature and bankruptcy remoteness of Borrower and its shareholders, partners or members, as the case may be, following such transfers are in accordance with the standards of the Rating Agency;

(vii) Lender shall have received on or prior to the date of the sale or transfer (A) an application fee in the amount of $5,000.00 and (B) the payment of all actual out-of-pocket costs and expenses incurred by Lender and, if applicable, the Rating Agency, in connection with such assumption (including reasonable attorneys’ fees and costs);

(viii) such Qualified Transferee is a Single Purpose Entity that complies with the representations and covenants set forth in Section 2.02(g), Section 2.02(t) and Section 2.02(w) hereof;

(ix) Borrower and the Qualified Transferee execute and cause to be filed in such public records as Lender deems appropriate, without any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender to grant, reaffirm or continue the liens and security interests held by Lender under the Loan Documents;

(x) Borrower causes to be delivered to Lender, without any cost or expense to Lender, such property and liability insurance endorsements or certificates and other similar materials as Lender may reasonably deem necessary at the time of the Special Transfer, all in form and substance reasonably satisfactory to Lender;

(xi) Borrower executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Special Transfer, which agreement shall be in form and substance reasonably satisfactory to Lender and shall be binding upon the Qualified Transferee;

(xii) Subject to the provisions of Section 18.32 hereof, such Special Transfer is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Special Transfer and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability.  Borrower shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Special Transfer which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Special Transfer;

(xiii) An Acceptable Substitute Guarantor shall have assumed the Guaranty or shall have executed a replacement guaranty substantially similar to the Guaranty and such successor Guarantor executes such documents as may be reasonably required by Lender to evidence such assumption.  The original Guarantor shall be released from and relieved of any of its obligations under any indemnity or guaranty executed in connection with the Loan for any acts or events occurring or obligations arising after the closing of such Special Transfer which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Special Transfer;

(xiv) the Qualified Transferee shall assume the obligations of Borrower under any management agreements pertaining to the Projects, or shall cause the new manager and management agreement to satisfy the requirements of Section 7.02 hereof, as applicable;

(xv) the Qualified Transferee shall furnish an opinion of counsel reasonably satisfactory to Lender that the acquisition of the Projects and the assumption of the Loan and the Loan Documents by Qualified Transferee and, to the extent applicable, successor Guarantor, were validly authorized, and duly executed and delivered, and constitute the legal, valid and binding obligations of Qualified Transferee and such successor Guarantor, enforceable against each of them in accordance with their respective terms, and with respect to such other matters as Lender may reasonably require; and

(xvi) the Qualified Transferee shall provide Lender with fully executed copies of (A) deeds covering the Projects, (B) bills of sale covering the personal property with respect to each Project and (C) assignments and assumption agreements (in respect of the Leases) in form and substance reasonably satisfactory to Lender.

ARTICLE X

CERTIFICATES

Section 10.01. Estoppel Certificates.

(a) After request by Lender, Borrower, within fifteen (15) days and at its expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and if any are alleged, the nature thereof, (v) that the Note and this Agreement have not been modified or if modified, giving particulars of such modification and (vi) no Default by Borrower exists or if such Default by Borrower exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

(b) Within fifteen (15) days after written request by Borrower, Lender shall furnish to Borrower a written statement confirming (i) the amount of the Debt, (ii) the maturity date of the Note, (iii) the date to which interest has been paid, and (iv) whether, to Lender’s knowledge, there exist any uncured Events of Default for which Lender has provided written notice.  Lender agrees to provide such statement regardless of whether any notice of an uncured Event of Default has been delivered to Borrower.

(c) Borrower shall use all commercially reasonable efforts to obtain estoppel certificates from tenants in form and substance reasonably acceptable to Lender or as required under a tenant’s Space Lease, upon the reasonable request of Lender, provided, that, Borrower shall not be required to request such estoppel certificates from tenants more than once in the calendar year that the Lender anticipates including the Loan in a Secondary Market Transaction or once per year in any other calendar year.

ARTICLE XI

NOTICES

Section 11.01. Notices

.  Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

If to Lender:	To Lender, at the address first written above,

with a copy to:

Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Attention: Gary S. Kleinman, Esq.

If to Borrower:	To Borrower, at the address first written above,

with copies to:

Mack-Cali Realty Corporation 343 Thornall Street Edison, New Jersey 08837 Attention: Roger Thomas, Esq. and

Greenbaum Rowe Smith & Davis LLP 99 Wood Avenue South Iselin, New Jersey 08830 Attention: Martin Dollinger, Esq.

or such other address as either Borrower or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Article to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof.  Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

ARTICLE XII

INDEMNIFICATION

Section 12.01. Indemnification Covering Projects.  In addition, and without limitation of any other provision of this Agreement or any other Loan Document, Borrower shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers, directors, stockholders, partners and members (collectively, “Indemnified Parties”) for, from and against any claims, demands, penalties, fines, liabilities, settlements, losses damages, fees, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements imposed upon or incurred by or asserted against any of the Indemnified Parties (collectively, “Liabilities”) by reason of (a) ownership of this Agreement, the Assignment, the Projects or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Projects or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Projects or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Projects or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Projects or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto; (i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Agreement, the Note or any of the other Loan Documents; (j) a Default under Sections 2.02(f) or 2.02(g) hereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the Loan; or (l) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease.  Notwithstanding the foregoing provisions of this Section 12.01 to the contrary, Borrower shall have no obligation to indemnify the Indemnified Parties pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Lender’s, and its successors’ or assigns’, willful misconduct or gross negligence.  Any amounts payable to Lender by reason of the application of this Section 12.01 shall constitute a part of the Debt secured by this Agreement and the other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid.  The provisions of this Section 12.01 shall survive the termination of this Agreement whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise.  In case any action, suit or proceeding is brought against any of the Indemnified Parties by reason of any occurrence of the type set forth in (a) through (l) above, Borrower shall, at Borrower’s expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable.  Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.  The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

ARTICLE XIII

DEFAULTS

Section 13.01. Events of Default.  Except as otherwise provided in Section 5.05(c) of this Agreement and/or in Section 3.1(b) of the Note, the occurrence of one of the following events shall constitute an event of default (“Event of Default”) under this Agreement (and under any of the other Loan Documents which makes reference to such term as defined herein), and the Debt shall become immediately due at the option of Lender upon the occurrence of any one or more of the following events:

(a) if the final payment due under the Note shall not be paid on Maturity or earlier prepayment of the Loan, as the case may be;

(b) if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder;

(c) if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Agreement or any other Loan Document shall not be paid within five (5) Business Days after Lender delivers written notice to Borrower that payment of same was not made timely thereunder or hereunder;

(d) if Borrower, Sole Member or Guarantor shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower or Sole Member;

(e) if the insurance policies required hereunder are not kept in full force and effect, or if the insurance policies or certificates evidencing such insurance policies (in form and substance reasonably satisfactory to Lender) are not assigned and delivered to Lender as herein required for five (5) Business Days after notice from Lender;

(f) if Borrower attempts to assign its rights under this Agreement or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than a Permitted Transfer or other Transfer permitted in accordance with the provisions hereof;

(g) if any representation or warranty of Borrower or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove false or misleading in any material and adverse respect;

(h) if Borrower or Sole Member shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

(i) if a receiver, liquidator or trustee of Borrower or Sole Member shall be appointed or if Borrower or Sole Member shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Sole Member or if any proceeding for the dissolution or liquidation of Borrower or Sole Member shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Sole Member, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days or if Borrower or Sole Member shall generally not be paying its debts as they become due.

(j) if Borrower shall be in default beyond any notice or grace period, if any, under any mortgage or deed of trust or security agreement covering any part of the Projects other than the Mortgages (and other than the first mortgage on the Livingston Project), without regard to its priority relative to the Mortgages; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Projects or any other provision of this Agreement;

(k) if a Project becomes subject (i) to any lien which is superior to the lien of the applicable Mortgage, other than a lien for real estate taxes and assessments not due and payable, or (ii) to any mechanic’s, materialman’s or other lien which is or is asserted to be superior to the lien of such Mortgage, and such lien shall remain undischarged (by payment, bonding, or otherwise) for thirty (30) days unless contested in accordance with the terms hereof;

(l) if Borrower abandons a Project;

(m) except as permitted in this Agreement, Borrower undertakes any Material Alteration of any of the Improvements without the prior consent of Lender;

(n) if Borrower consummates a transaction which would cause this Agreement or Lender’s rights under this Agreement, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a state statute;

(o) if Borrower shall be in default under Section 2.12(d) hereof, beyond all applicable notice, grace and cure periods therein contained;

(p) if Borrower or Sole Member shall fail to be in compliance with Section 2.02(g) hereof; provided, however, that a breach of any covenant contained in Section 2.02(g) hereof shall not constitute an Event of Default if (i) such breach was inadvertent, immaterial and non-recurring, (ii) such breach is curable and Borrower shall promptly cure such breach within fifteen (15) Business Days of notice from Lender and (iii) within fifteen (15) Business Days of the request by Lender, Borrower causes counsel to deliver to Lender a revised or updated substantive legal non-consolidation opinion to the effect that such breach shall not in any material manner impair, negate or amend the opinions rendered in the non-consolidation opinion delivered in connection with the closing of the Loan, which opinion and counsel shall be acceptable to Lender in its reasonable discretion;

(q) [Reserved]; or

(r) if a default shall occur under any of the other terms, covenants or conditions of the Note, this Agreement or any other Loan Document, other than as set forth in (a) through (q) above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional one hundred fifty (150) days if Borrower is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (q) above.

Section 13.02. Remedies.  (a)  Upon the occurrence and during the continuance of any Event of Default, subject to the provisions of Section 5.05(c) of this Agreement and/or Section 3.1(b) of the Note and in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, Lender may take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Borrower and in and to the Projects including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity to declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not, and shall not be, subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against all of the Projects, the Mortgages have been foreclosed, all of the Projects have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Projects for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of any Project or all Projects, in its discretion.

(b) During the existence of an Event of Default (but without limitation to any of Lender’s rights under Section 17.08), Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (and, in connection therewith, to bifurcate or otherwise modify the nature of the collateral that secures such notes) in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance in accordance with the foregoing, Borrower ratifying all that such attorney shall do by virtue thereof.

(c) No delay or omission to exercise any remedy, right or power accruing during the existence of an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgages to the extent necessary to foreclose on all or any portion of the Projects, the Rents, the Sub-Accounts, the Escrow Accounts or any other collateral.

(d) If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue beyond any notice and cure period, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate.  Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

Section 13.03. [Reserved].

Section 13.04. Possession of the Projects.  Upon the occurrence of any Event of Default hereunder and the acceleration of the Debt or any portion thereof, Borrower, if an occupant of any Project or any part thereof, upon demand of Lender, shall immediately surrender possession of such Project(s) (or the portion thereof so occupied) to Lender, and if Borrower is permitted to remain in possession, the possession shall be as a month to month tenant of Lender and, on demand, Borrower shall pay to Lender monthly, in advance, a reasonable rental for the space so occupied and in default thereof Borrower may be dispossessed.  The covenants herein contained may be enforced by a receiver of the Projects or any part thereof.  Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Agreement making the Transfer of the Projects or any part thereof without Lender’s prior written consent an Event of Default.

Section 13.05. Interest After Default.  If any amount due under the Note, this Agreement or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in  such event, Borrower shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Agreement.  All unpaid and accrued interest shall be secured by this Agreement as part of the Debt.  Nothing in this Section 13.05 or in any other provision of this Agreement shall constitute an extension of the time for payment of the Debt.

Section 13.06. Borrower’s Actions After Default.  After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Lender to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Borrower will (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment of a receiver or receivers of the Projects or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

Section 13.07. Control by Lender After Default.  Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, or of any of its property, or of the Projects or any part thereof, to the extent permitted by Legal Requirements, Lender shall be entitled to obtain possession and control of all property now and hereafter covered by this Agreement and the Assignment in accordance with the terms hereof.

Section 13.08. Right to Cure Defaults.

(a) During the existence of any Event of Default, Lender or its agents may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof.  Lender and its agents are authorized to enter upon the Projects or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Lender’s interest in the Projects or any part thereof or to foreclose this Agreement or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Lender upon demand.  All such costs and expenses incurred by Lender or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Lender.  All such costs and expenses incurred by Lender or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Agreement.

(b) If Lender makes any payment or advance that Lender is authorized by this Agreement to make in the place and stead of Borrower (i) relating to the Impositions or tax liens asserted against the Projects, Lender may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Lender will be the sole judge of the legality or validity of same; or (iii) relating to any other purpose authorized by this Agreement but not enumerated in this Section 13.08, Lender may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Projects and the full security interest intended to be created by this Agreement.  In connection with any payment or advance made pursuant to this Section 13.08, Lender has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company.  The payments and the advances made by Lender pursuant to this Section 13.08 and the cost and expenses of said title report will be due and payable by Borrower on demand, together with interest at the Default Rate, and will be secured by this Agreement.

Section 13.09. Late Payment Charge.  If any portion of the Debt is not paid in full on or before the day on which it is due and payable under and in accordance with the terms of the Note, then Borrower shall be liable to pay to Lender an amount equal to three percent (3%) of such unpaid portion of the Debt (“Late Charge”) to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.  The Late Charge shall not apply to the payment of the Principal Amount at Maturity.

Section 13.10. Recovery of Sums Required to Be Paid.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 13.11. Marshalling and Other Matters.  Borrower hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Projects or any part thereof or any interest therein.  Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of any or all of the Mortgages on behalf of Borrower, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Projects or any part thereof subsequent to the date of this Agreement and on behalf of all Persons to the fullest extent permitted by applicable law.

Section 13.12. Tax Reduction Proceedings.  After an Event of Default, Borrower shall be deemed to have appointed Lender as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Projects for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith.  This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall exist.

Section 13.13. General Provisions Regarding Remedies
(a) Right to Terminate Proceedings.  Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

(b) No Waiver or Release.  The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents.  No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default.  No sale of all or any portion of the Projects, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower or any other Person, shall operate to release or in any manner affect the interest of Lender in the Projects or the liability of Borrower to pay the Debt.  No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

(c) No Impairment; No Releases.  The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Projects or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

ARTICLE XIV

COMPLIANCE WITH REQUIREMENTS

Section 14.01. Compliance with Legal Requirements.  (a)  Borrower shall promptly comply in all material respects with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Projects or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases.  Borrower represents and warrants that each Project is in compliance in all material respects with all Legal Requirements as of the date hereof, no notes or notices of any uncured material violations of any Legal Requirements have been entered or received by Borrower and to Borrower’s knowledge, there is no basis for the entering of such note or notices.

(b) Borrower shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Lender to any civil or criminal liability, (ii) prior to and during such contest, Borrower shall furnish to Lender security reasonably satisfactory to Lender, in its discretion, against loss or injury by reason of such contest or non compliance with such Legal Requirement, (iii) no monetary Default or Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iv) such contest shall not (unless Borrower shall comply with the provisions of clause (ii) of this Section 14.01(b)) subject the Project to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of the related Mortgage(s); (v) such contest shall not adversely affect the ownership, use or occupancy of the Project, other than in a de minimis manner; (vi) the Project or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower; (vii) Borrower shall give Lender prompt notice of the commencement of such proceedings and, upon request by Lender, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) - (vi) of this Section 14.01(b); and (viii) upon a final determination of such proceeding, Borrower shall take all steps necessary to comply with any requirements arising therefrom.

Section 14.02. Compliance with Recorded Documents; No Future Grants.  Borrower shall promptly perform and observe or cause to be performed and observed, all of the material terms, covenants and conditions of all material Property Agreements and all things necessary to preserve intact and unimpaired any and all material appurtenances or other interests or rights affecting the Projects.

ARTICLE XV

PREPAYMENT

Section 15.01. Prepayment.  (a)  Except as set forth in Section 15.01(b) hereof, no prepayment of the Debt may be made in whole or in part.

(b) Borrower may prepay the Loan, in whole or in part, as of the last day of an Interest Accrual Period only in accordance with the following provisions:

(i) [Reserved];

(ii) Lender shall have received from Borrower, not less than twenty (20) days’, nor more than ninety (90) days’, prior written notice specifying the date proposed for such prepayment, and the amount which is to be prepaid and whether a Release is requested in connection therewith;

(iii) Borrower shall pay to Lender all interest through and including the last day of the Interest Accrual Period in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Agreement or the other Loan Documents;

(iv) Any partial prepayment, other than in connection with a Release, shall be in a minimum amount not less than $1,000,000.00 and shall be in whole multiples of $1,000 in excess thereof;

(v) [Reserved];

(vi) Any partial prepayment of the Principal Amount other than in connection with a Release, including, without limitation, Unscheduled Payments, shall not release or relieve Borrower from the obligation to pay the regularly scheduled installments of interest becoming due under the Note;

(vii) [Reserved]; and

(viii) [Reserved].

Section 15.02. Release of Project.  Borrower may obtain the release of one or more of the Projects from the lien of the applicable Mortgage and related Loan Documents (each a “Release,” and “Released” shall have the meaning correlative thereto) in connection with a prepayment permitted under, and made in accordance with, Section 15.01(b),  provided that, in each instance, each of the following conditions shall be satisfied:

(a) The Release shall be in connection with a sale of a Project or a Release that is permitted pursuant to this Agreement to be effected in connection with a casualty or condemnation affecting a Project;

(b) Borrower shall pay to Lender (i) all accrued and unpaid interest, at the Interest Rate in effect for the then current Interest Accrual Period on the portion of the Principal Amount being prepaid (including, if such prepayment is not being made on a Payment Date, interest through the end of the current Interest Accrual Period), (ii) the Allocated Loan Amount for the Project being released and (iii) if such Release occurs at the Maturity Date or prior thereto in connection with the repayment in full of the Debt upon an Acceptable Refinancing (as defined in the Note) or otherwise, the Participation Interest (as defined in the Note) due with respect to the Project being released, it being agreed that the Participation Interest, if any, with respect to any Project that is released prior to the Maturity Date, other than in connection with the repayment in full of the Debt, shall only be due and payable on the Maturity Date or earlier repayment in full of the Debt in connection with an Acceptable Refinancing or otherwise;

(c) both immediately before such Release and immediately thereafter, no Event of Default shall exist; excepting only an Event of Default that will be cured contemporaneously with such Release, unless Lender shall have theretofore commenced the exercise of remedies under this Agreement or the other Loan Documents;

(d) [Reserved];

(e) [Reserved];

(f) [Reserved];

(g) Borrower shall have accompanied its notice to Lender under Section 15.01(b)(iii) with a copy of the applicable contract of sale (if any, and whether executed or not executed) and any related documents, and, not less than ten (10) days prior to closing of such sale, shall deliver to Lender drafts of any documents necessary to effectuate such Release (which shall be subject to Lender’s approval, which shall not be unreasonably withheld);

(h) Borrower shall have paid to Lender all out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) reasonably incurred by Lender in connection with such Release; and

(i) Borrower and Guarantor shall have executed and delivered such documents as Lender may reasonably request to confirm the continued validity of the Loan Documents and the liens thereof.

ARTICLE XVI

ENVIRONMENTAL COMPLIANCE

Section 16.01. Covenants, Representations and Warranties.  (a)  As to each Project, Borrower hereby represents and warrants to Lender that, as of the date hereof: (i) except as may be disclosed in the Environmental Report, to the best of Borrower's knowledge, information and belief, the Project is not in direct or indirect violation of any Environmental Statute; (ii) except as may be disclosed in the Environmental Report, to the best of Borrower’s knowledge, information and belief, no Hazardous Materials are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Project (including underground contamination) except for those Hazardous Materials used by Borrower or any Tenants in the ordinary course of its business and in material compliance with all Environmental Statutes; (iii) to the best of Borrower's knowledge, information and belief, the Project is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Materials; (iv) to the best of Borrower’s knowledge, except as may be disclosed in the Environmental Report, there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Materials on the Project; (v) Borrower has received no written notice of, and to the best of Borrower's knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which would result in any liability, penalty, sanction or judgment under any Environmental Statutes with respect to any condition, use or operation of the Project nor does Borrower know of any basis for such a claim; and (vi) Borrower has received no written notice of and, to the best of Borrower's knowledge and belief, there has been no claim by any party that any use, operation or condition of the Project has caused any nuisance or any other liability or adverse condition on any other property nor does Borrower know of any basis for such a claim.

(b) Borrower shall keep or cause the Project to be kept free from Hazardous Materials (except those substances used by Borrower or Tenants in the ordinary course of their respective business and in material compliance with all Environmental Statutes) and in material compliance with all Environmental Statutes, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Materials by all Tenants (except those Hazardous Materials used in the ordinary course of such Tenant's respective business and in compliance with all Environmental Statutes), and, without limiting the generality of the foregoing, during the term of the Loan, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.

(c) Borrower shall promptly notify Lender if Borrower shall become aware of the possible existence of any Hazardous Materials on a Project in violation of Environmental Statutes or this Agreement or if Borrower shall become aware that the Project is or may be in direct or indirect violation, in any material respect, of any Environmental Statutes.  Further, promptly (but in any event within five (5) Business Days) after receipt of the same, Borrower shall deliver to Lender copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential presence or existence of any Hazardous Materials at, on, about, under, within or in connection with the Project in violation of this Agreement or any Environmental Statutes.  Borrower shall, promptly and when and as required pursuant to Environmental Statutes or as reasonably required by Lender, at Borrower's sole cost and expense, take all actions as shall be reasonably necessary or advisable for the clean up of any and all portions of the Project or other affected property to which Hazardous Materials emanating from the Project have migrated (unless arising (y) directly from the gross negligence or willful misconduct of Lender or any agents, contractors or invitees of Lender or (z) from Hazardous Substances which are initially placed in, on or under (or introduced in, on or under) the Project, by any parties other than Borrower, its Affiliates and/or their respective agents or contractors after the foreclosure, deed-in-lieu or other taking of title by Lender, its successors or assigns), including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Statutes (and in all events in a manner reasonably satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all clean up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Project.  In the event Borrower fails to do so or commence doing same after thirty (30) days notice of such necessary clean-up and to diligently prosecute same to completion, Lender may, but shall not be obligated to, cause the Project or other affected property to which Hazardous Materials emanating from the Project have migrated to be cleaned up from any such Hazardous Materials or otherwise brought into conformance with Environmental Statutes and any and all reasonable costs and expenses incurred by Lender in connection therewith, together with Default Rate Interest thereon from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Agreement and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  Borrower hereby grants to Lender and its agents and employees access to the Project and a license to remove any items Lender has reasonable grounds to believe to be Hazardous Materials in violation of any Environmental Statutes or this Agreement and to do all things Lender shall deem reasonably necessary to bring the Project in conformance with Environmental Statutes.  Borrower covenants and agrees, at Borrower's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Lender), and hold Lender harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Project (if and to the extent any costs imposed against the Project result in a loss to Lender), and arising directly or indirectly from or out of:  (i) the presence, release or threat of release of any Hazardous Materials in violation of any Environmental Statutes or this Agreement on, in, under or affecting all or any portion of the Project or any surrounding areas to which Hazardous Materials emanating from the Project have migrated, regardless of whether or not caused by or within the control of Borrower; (ii) the violation of any Environmental Statutes relating to or affecting the Project, whether or not caused by or within the control of Borrower; (iii) the failure by Borrower to comply in all material respects with the terms and conditions of this Section 16.01; (iv) the breach of any representation or warranty contained in this Section 16.01; or (v) the enforcement of this Section 16.01, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Materials in violation of any Environmental Statutes or this Agreement from all or any portion of the Project or any surrounding areas to which Hazardous Materials emanating from the Project have migrated, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Materials on, in, under or affecting any portion of the Project or any surrounding areas to which Hazardous Materials emanating from the Project have migrated to prevent or minimize such release or threat of release in accordance with all Environmental Statutes, so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Statutes in connection with all or any portion of the Project or any such surrounding areas.  The indemnity set forth in this Section 16.01(c) shall also include any diminution in the value of the security afforded by the Project or any future reduction in the sales price of the Project by reason of any matter set forth in this Section 16.01(c), to the extent that a loss is actually suffered or incurred by Lender.  Lender's rights under this Section shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Lender under this Agreement, the Mortgage, the Note and the other Loan Documents.  The foregoing indemnity in this Section 16.01(c) shall not include any costs which arise directly from (x) the gross negligence or willful misconduct of Lender or any agents, contractors or invitees of Lender, or (y) Hazardous Materials which are initially placed in, on or under the Project after the foreclosure, deed-in-lieu or other taking of title by Lender, its successors and assigns.

(d) Upon Lender's request, at any time after the occurrence and during the continuance of an Event of Default hereunder or at such other time as Lender has reasonable grounds to believe that Hazardous Materials are or have been released, stored or disposed of on or around the Project in violation of any Environmental Statutes or this Agreement or that the Project may otherwise be in violation of the Environmental Statutes, Borrower shall provide to Lender, at Borrower's sole cost and expense, an inspection or audit of the Project prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Lender indicating the presence or absence of Hazardous Materials on the Project in violation of any Environmental Statutes or this Agreement or an inspection or audit of the Improvements prepared by an engineering or consulting firm reasonably approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Project.  If Borrower fails to provide such inspection or audit within forty-five (45) days after such request, Lender may, upon notice to Borrower, order the same, and Borrower hereby grants to Lender and its employees and agents access to the Project and a license to undertake such inspection or audit.  The cost of such inspection or audit, together with Default Rate Interest thereon from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(e) In the event of a conflict or inconsistency between any provision of this Agreement and any provision of the Environmental Indemnity Agreement, the provision that affords to Lender the greatest protection and/or broadest rights and remedies shall be controlling.

(f) If, at any time hereafter, Borrower or Lender acquires knowledge or reasonably suspects that lead based paint is present on the Project, Borrower agrees, at its sole cost and expense and within thirty (30) days thereafter, to cause to be prepared a lead based paint report prepared by an expert, and in form, scope and substance, reasonably acceptable to Lender.

(g) Borrower agrees that if it has been, or if at any time hereafter it is, determined that any Project contains lead based paint, on or before thirty (30) days following (i) the Original Date, if such determination was made prior to the Original Date or (ii) such determination, if such determination is hereafter made, as applicable, Borrower shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the lead based paint on the Project, which plan shall be prepared by an expert, and be in form, scope and substance, reasonably acceptable to Lender (together with any Lead Based Paint Report, the “O&M Plan”).  (If an O&M Plan has been prepared prior to the date hereof, Borrower agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof).  Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Statutes.

(h) With respect to any Project, the Environmental Report for which states that such Project contains asbestos containing materials (“ACM’s”), Borrower covenants and agrees to institute, within thirty (30) days after the Original Date, an operations and maintenance program (the “Maintenance Program”) designed by an environmental consultant, reasonably satisfactory to the Lender, consistent with “Guidelines for Controlling Asbestos-Containing Materials in Buildings” (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the indebtedness secured hereby is repaid in full.  In furtherance of the foregoing, Borrower shall inspect and maintain all ACM's on a regular basis and ensure that all ACM's shall be maintained in a condition that prevents exposure of occupants to ACM's at all times.  Without limiting the generality of the preceding sentence, Lender may reasonably require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower's sole expense, supplemental examination of the Project by consultants specified by Lender, and (iv) variation of the Maintenance Program in response to the reports provided by any such consultants.

ARTICLE XVII

COOPERATION; SECONDARY MARKET TRANSACTION

Section 17.01. Cooperation.  Borrower shall, at the request of Lender, in connection with one or more sales or assignments of the Note or participations therein or securitizations of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Mortgages (each such sale, assignment, participation and/or securitization, a “Secondary Market Transaction”): (a) (i)  provide such financial and other information with respect to the Projects, Borrower and its Affiliates, Manager and, to the extent in Borrower’s possession, any tenants of the Projects, (ii) provide business plans and budgets relating to the Projects and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Projects, as may be reasonably requested from time to time by Lender or the Rating Agencies in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (b) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Projects, Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Projects, Borrower and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrower, its Affiliates and/or Guarantor from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrower’s organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall (i) result in a material economic change in the transaction (ii) change the Maturity Date or the LIBOR Margin, except in connection with a bifurcation of the Loan which may result in varying LIBOR Margins, but which LIBOR Margins shall have a weighted average that equals the LIBOR Margin of the original Loan (which initial weighted average shall not change), except in the event of the application of Net Proceeds to the prepayment of the Loan, (iii) modify or amend any other material economic terms of the Loan, (iv) increase, in more than a de minimis manner, Borrower’s obligations and liabilities or decrease in more than a de minimis manner, Borrower’s rights under the Loan Documents, or (v) increase, in more than a de minimis manner, Lender’s rights under the Loan Documents.  Lender shall pay its own costs and expenses in connection with the foregoing and shall reimburse Borrower for any reasonable out-of-pocket costs and expenses incurred by Borrower in connection with actions taken by Borrower at Lender’s request pursuant to this Section 17.01, other than Borrower’s legal fees and expenses in connection with a Secondary Market Transaction (other than those attendant to a restructuring of the Loan, which reasonable fees and disbursements shall be reimbursed by Lender).  Borrower’s cooperation obligations set forth herein shall continue until the Loan has been paid in full.

Section 17.02. Use of Information.  Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction.  Lender shall provide Borrower a reasonable opportunity to review and comment on all Provided Information.  If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager and the Projects necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

Section 17.03. Borrower Obligations Regarding Disclosure Documents.  In connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, pertaining to Borrower, the Projects, Manager and the Loan which have been identified by Lender in writing as requiring Borrower’s review (the “Applicable Portions”), and that such portions, to Borrower’s knowledge, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the “Issuer Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Liabilities to which Lender, the Issuer Group or the Underwriter Group may become subject (including reimbursing all of them for any reasonable legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the Applicable Portions applicable to Borrower, Manager, the Projects or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Applicable Portions or necessary in order to make the statements in the Applicable Portions of such sections in light of the circumstances under which they were made, not misleading, provided, however, notwithstanding anything in this Article XVII to the contrary, that Borrower shall not be required to indemnify Lender, the Issuer Group or the Underwriter Group for any Liabilities relating to (i) untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower’s examination of such Disclosure Document, or (ii) information contained in Provided Information reviewed but not prepared by Borrower, Guarantor or any of their respective Affiliates and not known by Borrower to be untrue or incorrect in any material respect.

Section 17.04. Borrower Indemnity Regarding Filings.  In connection with filings under the Exchange Act, Borrower shall (i) indemnify Lender, the Issuer Group and the Underwriter Group for any Liabilities to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses actually incurred by Lender, Issuer Group or the Underwriter Group in connection with defending or investigating the Liabilities, provided, however, notwithstanding anything in this Article XVII to the contrary, that Borrower shall not be required to indemnify Lender, the Issuer Group or the Underwriter Group for any Liabilities relating to (i) untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower’s examination of such Disclosure Document, or (ii) information contained in Provided Information reviewed but not prepared by Borrower, Guarantor or any of their respective Affiliates and not known by Borrower to be untrue or incorrect in any material respect.

Section 17.05. Indemnification Procedure.  Promptly after receipt by an indemnified party under Section 17.03 or 17.04 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower.  If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its reasonable discretion.  After notice from Borrower to such indemnified party under this Section 17.05, Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

Section 17.06. Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 17.03 or 17.04 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 17.03 or 17.04, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.   In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:  (i) the Issuer Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

Section 17.07. Rating Surveillance.  Lender will retain the Rating Agencies to provide rating surveillance services on Securities.  The pro rata expenses of such surveillance will be paid for by Borrower based on the applicable percentage of such expenses determined by dividing the then outstanding Principal Amount by the then aggregate outstanding amount of the pool created in the Secondary Market Transaction which includes the Loan.

Section 17.08. Severance of Loan.  Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided.  Without limiting the foregoing, Lender may (i) cause the Note and one or more of the Mortgages to be split into a first and second mortgage loans, (ii) create one or more senior and subordinate notes (e.g., an A/B, A/B/C or A/B/C/D structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two or more loans secured by mortgages and by pledges of membership interests (directly or indirectly) in Borrower (e.g., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance (a) the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification, (b) the weighted average of the LIBOR Margins for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the LIBOR Margin of the original Note immediately prior to such modification, and (c) such restructuring of the Loan does not increase, in more than a de minimis manner, Lender’s rights or Borrower’s obligations and liabilities or decrease, in more than a de minimis manner, Borrower’s rights under the Loan Documents.  If requested by Lender, Borrower (and Borrower’s constituent members, if applicable, and Guarantor) shall execute within ten (10) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.  Borrower agrees to cooperate with Lender in connection with the exercise of its rights under this Section 17.08, which cooperation shall be at no cost or expense to Borrower, provided that all costs and expenses of Borrower for which Lender shall be responsible hereunder shall have been reasonably incurred by Borrower.

 Section 17.09. Overriding Provision. (a) Notwithstanding the foregoing provisions of this Article XVII, Borrower agrees and acknowledges that Gramercy Warehouse Funding I LLC (“GWF”) shall have the right, without notice to or the consent of Borrower, to transfer or assign the Loan or any interest therein to any Affiliate of GWF or of Gramercy Capital Corp. (“GKK”) including, but not limited to, Gramercy Real Estate CDO 2005-1, Gramercy Real Estate CDO 2006-1, and Gramercy Real Estate CDO 2007-1 LLC (each a “CDO”), which CDO is currently managed by GKK Manager LLC, an affiliate of GKK, and that GKK Manager LLC intends to remain the manager of the CDO following such transfer.

(b)           However, Borrower expressly acknowledges that, as a result of (a) the enforcement of the provisions of one or more documents to which such CDO is a party or by which it is bound, including, but not limited to, the documents governing the CDO and/or any financing documents to which it is a party or (b) any action taken by the holders of the Securities issued by the CDO, in each case without the consent or approval of GKK, GKK may be removed as a manager or special servicer of the CDO and in such a case, GKK may be divested of the power to direct or cause the direction of the management of the Loan, which divestiture shall not give rise to any rights of Borrower or obligations of Lender hereunder.

(c)           Except as set forth in the preceding clauses (a) and (b), Borrower and Lender agree and acknowledge that GWF or any successor Lender shall be permitted to transfer or assign the Loan or any interest therein to any Person that is not an Affiliate of GKK only if (i) GKK or an Affiliate of GKK retains the power to direct or cause the direction of the management of the Loan (which shall include making decisions with respect to the determination of the FMV (as defined in the Note) and the marketing of the Projects, as contemplated in the Note), in which case neither notice to nor consent of Borrower shall be required or (ii) in the event that Lender does not retain the power described in the immediately preceding clause (i), Lender obtains Borrower’s consent to such transfer or assignment, which consent Borrower agrees it will not unreasonably withhold, condition or delay.

(d)           Lender acknowledges that its rights under Article XVII shall be limited to the extent set forth in this Section 17.09.

ARTICLE XVIII

MISCELLANEOUS

Section 18.01. Right of Entry.  Lender and its agents shall have the right to enter and inspect the Projects or any part thereof at all reasonable times, subject to the rights of tenants, and, except in the event of an emergency, upon reasonable notice and to inspect Borrower’s books and records and to make abstracts and reproductions thereof.

Section 18.02. Cumulative Rights.  The rights of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Agreement, to every right and remedy now or hereafter afforded by law.

Section 18.03. Liability.  If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

Section 18.04. Exhibits Incorporated.  The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 18.05. Severable Provisions.  If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Agreement, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

Section 18.06. Duplicate Originals.  This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

Section 18.07. No Oral Change.  The terms of this Agreement, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Borrower and Lender with respect to the Loan.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 18.08. Waiver of Counterclaim, Etc  BORROWER HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE DEBT.

Section 18.09. Headings; Construction of Documents; Inconsistency; etc.  The table of contents, headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.  Each of Lender and Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Agreement and the other Loan Documents and that neither this Agreement nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same. To the extent that (a) any terms or provisions of this Agreement or other Loan Documents (besides the Note) are (b) in direct conflict with Section 5.05(c) of this Agreement and/or with Section 3.1(b) of the Note or any other terms and provisions of this Agreement, the terms and provisions set forth in Section 5.05(c) of this Agreement and/or in Section 3.1(b) of the Note shall govern and control from and after the date of this Agreement, and such inconsistent terms or provisions of this Agreement or other Loan Documents (besides the Note) shall be construed and enforced in a manner consistent and in harmony with the terms and provisions of Section 5.05(c) of this Agreement and/or with Section 3.1(b) of the Note, as the case may be.

Section 18.10. Sole Discretion of Lender.  Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

Section 18.11. Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 18.12. Binding Effect.  All of the grants, covenants, terms, provisions and conditions herein shall be binding upon Borrower and shall inure to the benefit of Lender, subsequent holders of this Agreement and their successors and assigns.  Without limitation to any provision hereof, the term “Borrower” shall include and refer to the borrower named herein, any subsequent owner of the Projects, and its respective heirs, executors, legal representatives, successors and assigns.  The representations, warranties and agreements contained in this Agreement and the other Loan Documents are intended solely for the benefit of the parties hereto, shall confer no rights hereunder, whether legal or equitable, in any other Person and no other Person shall be entitled to rely thereon.

Section 18.13. Applicable Law.  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE CENTRAL ACCOUNT AND THE RESERVE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

Section 18.14. Intentionally Deleted.

Section 18.15. Actions and Proceedings.  Lender has the right to appear in and defend any action or proceeding brought with respect to any Project in its own name or, if required by Legal Requirements or, if in Lender’s reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Projects or this Agreement and to bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Projects.

Section 18.16. Usury Laws.  This Agreement and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay.  If by the terms of this Agreement or the Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such  maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.  No application to the principal balance of the Note pursuant to this Section 18.16 shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

Section 18.17. Remedies of Borrower.  In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Agreement or the Loan Documents, Lender has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages and Borrower’s  remedies shall be limited to injunctive relief or declaratory judgment.

Section 18.18. Offsets, Counterclaims and Defenses.  As of the date hereof, Borrower acknowledges and agrees that it has no defenses, offsets or counterclaims to any of its respective obligations under the Original Loan Documents, the Note or this Agreement, nor any claims against Lender of any nature whatsoever. Any assignee of this Agreement, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Agreement which Borrower may otherwise have against any assignor of this Agreement, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 18.19. No Merger.  If Borrower’s and Lender’s estates become the same including, without limitation, upon the delivery of a deed by Borrower in lieu of a foreclosure sale, or upon a purchase of the Projects by Lender in a foreclosure sale, this Agreement and the lien by the Mortgage shall not be destroyed or terminated by the application of the doctrine of merger and in such event Lender shall continue to have and enjoy all of the rights and privileges of Lender as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Agreement, any Leases or subleases then existing and created by Borrower shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Lender or any purchaser at any such foreclosure sale shall so elect.  No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease unless Lender or such purchaser shall give written notice thereof to such lessee or sublessee.

Section 18.20. Restoration of Rights.  In case Lender shall have proceeded to enforce any right under this Agreement by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Borrower  and Lender shall be restored to their former positions and rights hereunder with respect to the Projects subject to the lien hereof.

Section 18.21. Waiver of Statute of Limitations.  The pleadings of any statute of limitations as a defense to any and all obligations secured by this Agreement are hereby waived to the full extent permitted by Legal Requirements.

Section 18.22. Intentionally Deleted.

Section 18.23. Application of Default Rate Not a Waiver.  Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

Section 18.24. Intentionally Deleted.

Section 18.25. No Joint Venture or Partnership.  Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender.  Nothing herein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Projects other than as a lender and mortgagee.

Section 18.26. Time of the Essence.  Time shall be of the essence in the performance of all obligations of Borrower hereunder.

Section 18.27. Borrower’s Obligations Absolute.  Borrower acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Borrower.  Except as set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of:  (a) any damage to or destruction of or any Taking of the Projects or any portion thereof; (b) any restriction or prevention of or interference with any use of the Projects or any portion thereof; (c) any title defect or encumbrance or any eviction from the Projects or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Borrower, Sole Member, or any guarantor or indemnitor, or any action taken with respect to this Agreement or any other Loan Document by any trustee or receiver of Borrower or Sole Member or any guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower (except to the extent that such default or failure on the part of Lender is as a result of Lender’s refusal to release funds from any Escrow Account in contravention of the terms and provisions of this Agreement and the other Loan Documents); or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

Section 18.28. Publicity.  All promotional news releases, publicity or advertising by Manager, Borrower or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates without the prior written approval of Lender or such Affiliate, as applicable, in each instance, such approval not to be unreasonably withheld or delayed.  Lender shall be authorized to provide information relating to the Projects, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law.

Section 18.29. Lender Authority.  Lender hereby represents and warrants that it has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party.  The execution, delivery and performance of the Loan Documents to which Lender is a party are within the powers of Lender and have been duly authorized by Lender by all requisite action (and Lender hereby represents that no consent, approval or action is required to authorize any of the Loan Documents to which Lender is a party, other than those which have been obtained).

           Section 18.30. [Reserved].

Section 18.31. [Reserved].

Section 18.32. Exculpation

.  Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 18.32 to the contrary, Lender shall not enforce the liability and obligation of Borrower or (a) if Borrower is a partnership, its constituent partners or any of their respective partners, (b) if Borrower is a trust, its beneficiaries or any of their respective Partners (as hereinafter defined), (c) if Borrower is a corporation, any of its shareholders, directors, principals, officers or employees, or (d) if Borrower is a limited liability company, any of its members (the Persons described in the foregoing clauses (a) - (d), as the case may be, are hereinafter referred to as the “Partners”) to perform and observe the obligations contained in this Agreement or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or the Partners, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding against Borrower (but not its Partners) (including, without limitation, an action to obtain a deficiency judgment against Borrower) solely for the purpose of enabling Lender to realize upon (i) Borrower’s interest in the Projects, (ii) the Rent to the extent (x) received by Borrower (or received by its Partners) after the occurrence of an Event of Default, or (y) distributed to Borrower (or its Partners, but only to the extent received by its Partners) during or with respect to any period for which Lender did not receive a Manager Certification accurate in all material respects confirming and certifying that all Operating Expenses with respect to the Projects which had accrued as of the applicable date of such Manager Certification had been paid (or if same had not been paid, that Manager had taken adequate reserves therefor) (all Rent covered by clauses (x) and (y) being hereinafter referred to as the “Recourse Distributions”) and (iii) any other collateral given to Lender under the Loan Documents (the collateral described in the foregoing clauses (i) - (iii) is hereinafter referred to as the “Default Collateral”); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of any such Default Collateral.  The provisions of this Section shall not, however,

(a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of the related Mortgage(s) or any of the other Loan Documents or the right of Lender to foreclose this Agreement following the occurrence of an Event of Default;

(b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement;

(c) affect the validity or enforceability of the Note, this Agreement, or any of the other Loan Documents, or impair the right of Lender to seek a personal judgment against the Guarantor in accordance with the Guaranty;

(d) impair the right of Lender to obtain the appointment of a receiver;

(e) impair the enforcement of the Assignment;

(f) impair the right of Lender to bring suit for a monetary judgment with respect to fraud or intentional material misrepresentation by Borrower, Guarantor, any Affiliate of either of them in connection with this Agreement, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability, if any, of Borrower with respect to same;

(g) impair the right of Lender to bring suit for a monetary judgment against Borrower or Guarantor (but not the Partners of Borrower) to obtain the Recourse Distributions received by Borrower or its Partners, to the extent of any such Recourse Distributions theretofore distributed to and received by Borrower or such Partners, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or Guarantor with respect to same;

(h) impair the right of Lender to bring suit for a monetary judgment with respect to Borrower’s misappropriation of tenant security deposits or Rent collected more than one (1) month in advance, and the foregoing provisions shall not modify, diminish or discharge the liability, if any, of Borrower with respect to same;

(i) impair the right of Lender to obtain Loss Proceeds due to Lender pursuant to this Agreement;

(j) impair the right of Lender to enforce the provisions of Sections 2.02(g), 12.01, 16.01, or 17.03 through 17.06, inclusive, of this Agreement, even after repayment in full by Borrower of the Debt or to bring suit for a monetary judgment against Borrower with respect to any obligation set forth in said Sections;

(k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents;

(l) impair the right of Lender to bring suit for a monetary judgment with respect to any misapplication or conversion of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or Guarantor with respect to same;

(m) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Projects or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (m) shall be enforceable against Borrower only to the extent of any of the Default Collateral;

(n) impair the ability of Lender to bring suit for a monetary judgment with respect to damage, arson or physical waste to or of the Projects or with respect to any act or failure to act, by Borrower or any Affiliate of Borrower with respect to all or any portion of the Projects that constitutes gross negligence or willful misconduct;

(o) impair the right of Lender to bring a suit for a monetary judgment against Borrower in the event of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of any Mortgage, or the priority thereof, against all or any portion of the Projects;

(p) be deemed a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; or

(q) impair the right of Lender to bring suit for monetary judgment with respect to any losses resulting from any claims, actions or proceedings initiated by Borrower (or any Affiliate of Borrower) alleging that the relationship of Borrower and Lender is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor.

The provisions of this Section 18.32 shall be inapplicable to Borrower if (a) any proceeding, action, petition or filing with respect to Borrower or Sole Member under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by or consented to or acquiesced in by, Borrower, Guarantor, Sole Member or any Affiliate of any thereof, or if any such party shall aid, solicit, support or otherwise cooperate or collude in the making or commencement of any such proceeding, action, petition or filing, or if Borrower or Sole Member shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors, (b) any voluntary Transfer in violation of Article IX shall occur, (c) Borrower shall voluntarily further encumber or permit the further encumbrance of, the Projects, or any of them, or of any direct or indirect interest in Borrower, in violation of Section 9.01, (d) Borrower, Sole Member or Guarantor or any of their respective Affiliates contest or in any material way intentionally interferes with, directly or indirectly (collectively, a “Contest”) any foreclosure action, UCC sale or other material remedy exercised by Lender upon the occurrence of any Event of Default, whether by making any motion, bringing any counterclaim, claiming any defense other than asserting a good-faith defense to any action brought by Lender, seeking any injunction or other restraint, commencing any action, or otherwise (provided that if any such Person obtains a non-appealable order successfully asserting a Contest, Borrower shall have no liability under this clause (d)), in which event Lender shall have recourse against all of the assets of Borrower including, without limitation, any right, title and interest of Borrower in and to the Projects and any Recourse Distributions received by the Partners of Borrower (but excluding the other assets of such Partners to the extent Lender would not have had recourse thereto other than in accordance with the provisions of this Section 18.32).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement the day and year first above written.

BORROWER:
ONE GRANDE SPE LLC, a Delaware limited liability company By: /s/ Mitchell E. Hersh Name: Mitchell E. Hersh Title: Chief Executive Officer
1280 WALL SPE LLC, a Delaware limited liability company By: /s/ Mitchell E. Hersh Name: Mitchell E. Hersh Title: Chief Executive Officer
10 SYLVAN SPE LLC, a Delaware limited liability company By: /s/ Mitchell E. Hersh Name: Mitchell E. Hersh Title: Chief Executive Officer
5 INDEPENDENCE SPE LLC, a Delaware limited liability company By: /s/ Mitchell E. Hersh Name: Mitchell E. Hersh Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

1 INDEPENDENCE SPE LLC, a Delaware limited liability company By: /s/ Mitchell E. Hersh Name: Mitchell E. Hersh Title: Chief Executive Officer
3 BECKER SPE LLC, a Delaware limited liability company By: /s/ Mitchell E. Hersh Name: Mitchell E. Hersh Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER: GRAMERCY WAREHOUSE FUNDING I LLC, a Delaware limited liability company By: /s/Robert R. Foley Name: Robert R. Foley Title: Chief Operating Officer